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Exhibit 10.2

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

In re:	§
§
WAVE SYSTEMS CORP.,	§	Case No. 16-10284
§
Debtor.	§	Chapter 11
§

PLAN OF REORGANIZATION OF THE DEBTOR

DATED JUNE 17, 2016

Proponents of the Plan

Alan M. Root (No. 5427)	HAYNES AND BOONE, LLP
ARCHER & GREINER, P.C.	Trevor R. Hoffmann (NY Bar No. 24048806)
300 Delaware Avenue, Suite 1100	30 Rockefeller Plaza, 26th Floor
Wilmington, DE 19801	New York, NY 1011
Email aroot@archerlaw.com	Email: trevor.hoffmann@haynesboone.com

-and-

Stephen M. Packman

ARCHER & GREINER, P.C

1650 Market Street, 32nd Floor

Philadelphia, PA 19103-7393

Email: spackman@archerlaw.com

COUNSEL TO CHAPTER 11 TRUSTEE
FOR THE DEBTOR	COUNSEL TO PLAN SPONSOR

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i

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ARTICLE VII PROVISIONS GOVERNING RESOLUTION OF CLAIMS AND DISTRIBUTIONS OF PROPERTY UNDER THE PLAN		13

7.1	Right to Object to Claims	13

7.2	Deadline for Objecting to Claims	13

7.3	Deadline for Responding to Claim Objections	13

7.4	Right to Request Estimation of Claims	13

7.5	Distribution Procedures Regarding Allowed Claims	14

7.6	Procedures Regarding Distributions from the Distribution Trust	16

ARTICLE VIII EXECUTORY CONTRACTS		16

8.1	Assumption of Executory Contracts	16

8.2	Rejection of Executory Contracts	16

8.3	Procedures Related to Assumption of Executory Contracts	17

8.4	Rejection Claim Bar Date	19

8.5	Indemnification Obligations	19

8.6	Federal Government Rights	19

ARTICLE IX EFFECT OF REJECTION BY ONE OR MORE CLASSES		19

9.1	Impaired Classes Entitled to Vote	19

9.2	Acceptance by Class	20

9.3	Reservation of Cramdown Rights	20

ARTICLE X EFFECT OF CONFIRMATION		20

10.1	Legally Binding Effect	20

10.2	Vesting of Property of Debtor in Reorganized Debtor	20

ARTICLE XI INJUNCTIONS, RELEASES, AND DISCHARGE		20

11.1	Discharge of the Debtor	20

11.2	Discharge Injunction	21

11.3	Exculpation and Limitation of Liability	21

11.4	Releases by the Debtor	22

11.5	Releases by Third Parties	23

ARTICLE XII RETENTION OF JURISDICTION		24

12.1	Exclusive Bankruptcy Court Jurisdiction	24

12.2	Limitation on Jurisdiction	25

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ARTICLE XIII MISCELLANEOUS PROVISIONS		26

13.1	Conditions to Confirmation	26

13.2	Conditions to Effectiveness	26

13.3	Exemption from Transfer Taxes	26

13.4	Securities Exemption	27

13.5	Defects, Omissions and Amendments of the Plan	27

13.6	Withdrawal of Plan	28

13.7	Due Authorization By Holders of Claims and Equity Interests	28

13.8	Filing of Additional Documentation	28

13.9	Governing Law	28

13.10	Successors and Assigns	28

13.11	Transfer of Claims and Equity Interests	28

13.12	Notices	29

13.13	U.S. Trustee Fees	30

13.14	Implementation	31

13.15	No Admissions	31

ARTICLE XIV SUBSTANTIAL CONSUMMATION		31

14.1	Substantial Consummation	31

14.2	Final Decree	32

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EXHIBITS TO THE PLAN

Glossary of Defined Terms	Exhibit A
Schedule of Assumed Contracts and Unexpired Leases	Exhibit B

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David W. Carickhoff, the Chapter 11 Trustee of the Debtor, Wave Systems Corp., in the above-referenced Bankruptcy Case, and ESW Capital, LLC, in its capacity as the Plan Sponsor, jointly propose the Plan of Reorganization of the Debtor dated June 17, 2016. Reference is made to the Disclosure Statement Pursuant to 11 U.S.C. § 1125 in Support of the Plan of Reorganization of the Debtor dated June 17, 2016 for a discussion of the Debtor’s history, business, property and results of operations, and for a summary of the Plan and certain related matters.

All are encouraged to read the Plan and the Disclosure Statement in their entirety before voting to accept or reject the Plan. No materials, other than the Disclosure Statement and any exhibits and schedules attached thereto or referenced therein, have been approved by the Proponents for use in soliciting acceptances or rejections of the Plan.

For avoidance of doubt, the Plan applies and preserves the maximum global jurisdiction possible under applicable U.S. law, including, without limitation, over the assets of the Debtor wherever located. The Plan is also consistent with and implements the decisions of the Bankruptcy Court that are described in the Disclosure Statement.

ARTICLE I

SUMMARY OF THE PLAN

An overview of the Plan is set forth in the Disclosure Statement. Generally, the Plan provides for (1) the reorganization of the Debtor by retiring, cancelling, extinguishing and/or discharging the Debtor’s prepetition Equity Interests and issuing New Equity to the Plan Sponsor and to the Post-Petition Lender, to the extent that it exercises the Subscription Option, and (2) the distribution of Cash and rights to certain litigation recoveries to holders of Allowed Claims and Equity Interests in accordance with the priority scheme established by the Bankruptcy Code.

The reorganization of the Debtor and its estate described herein will be implemented via (1) issuance of a portion of New Equity to ESW Capital, LLC or an affiliate, in its capacity as the Plan Sponsor, in exchange for the Plan Consideration; (2) receipt of a portion of the New Equity by ESW Capital, LLC, in its capacity as Post-Petition Lender, pursuant to the Subscription Option; (3) distribution of the Cash Consideration to the holders of Allowed Claims and Equity Interests; and (4) creation of the Distribution Trust to pursue certain avoidance claims and causes of action for the benefit holders of Allowed Claims and Equity Interests.

ARTICLE II

DEFINITIONS, RULES OF INTERPRETATION, AND CONSTRUCTION OF TERMS

2.1 All capitalized terms not defined elsewhere in the Plan shall have the meanings assigned to them in the Glossary of Defined Terms attached as Exhibit A to the Plan. Any capitalized term used in the Plan that is not defined herein has the meaning ascribed to that term in the Bankruptcy Code and/or Bankruptcy Rules.

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2.2 For purposes of the Plan, any reference in the Plan to an existing document or exhibit filed or to be filed means that document or exhibit as it may have been or may be amended, supplemented, or otherwise modified.

2.3 The words “herein,” “hereof” and “hereunder” and other words of similar import refer to the Plan as a whole and not to any particular section, subsection or clause contained in the Plan, unless the context requires otherwise. Whenever from the context it appears appropriate, each term stated in either the singular or the plural includes the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender include the masculine, feminine and the neuter. The section headings contained in the Plan are for reference purposes only and shall not affect in any way the meaning or interpretation of the Plan.

2.4 Captions and headings to articles, sections and exhibits are inserted for convenience of reference only and are not intended to be part of or to affect the interpretation of the Plan.

2.5 The rules of construction set forth in section 102 of the Bankruptcy Code shall apply.

2.6 In computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rule 9006(a) shall apply.

ARTICLE III

DESIGNATION OF CLAIMS AND EQUITY INTERESTS

3.1 Summary

Pursuant to section 1122 of the Bankruptcy Code, a Claim or Equity Interest is placed in a particular Class for purposes of voting on the Plan and receiving Distributions under the Plan only to the extent (i) the Claim or Equity Interest qualifies within the description of that Class; (ii) the Claim or Equity Interest is an Allowed Claim or Allowed Equity Interest in that Class, and is classified in another Class or Classes to the extent that any remainder of the Claim or Equity Interest qualifies within the description of such other Class or Classes; and (iii) the Claim or Equity Interest has not been paid, released, or otherwise compromised before the Effective Date. A Claim or Equity Interest which is not an Allowed Claim or Allowed Equity Interest, including a Disputed Claim, is not in any Class, and, notwithstanding anything to the contrary contained in the Plan, no Distribution shall be made on account of any Claim or Equity Interest which is not an Allowed Claim or Allowed Equity Interest. In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims, Professional Compensation Claims, and Priority Tax Claims are not classified under the Plan and are excluded from the following Classes.

3.2 Identification of Classes

The following is a designation of the classes of Claims and Equity Interests under the Plan.

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Class 1: Secured Claims

Class 2: Priority Unsecured Non-Tax Claims

Class 3: General Unsecured Claims

Class 4: Intercompany Claims

Class 5: Equity Interests

3.3 Unimpaired Classes

Classes 1 and 2 are unimpaired under the Plan. Under section 1126(f) of the Bankruptcy Code, holders of Claims in Classes 1 and 2 are conclusively presumed to have accepted the Plan and are therefore not entitled to vote to accept or reject the Plan.

3.4 Impaired Classes/Entitled to Vote

Class 3 and Class 4 are impaired under the Plan. Holders of Allowed Claims in Class 3 and Class 4 are entitled to vote to accept or reject the Plan.

3.5 Impaired Classes/Deemed to Reject

Class 5 is impaired under the Plan but is deemed to reject the Plan. Therefore, Interest Holders in Class 5 are not entitled to vote to accept or reject the Plan.

3.6 Elimination of Classes for Voting Purposes

Any Class of Claims or Equity Interests that is not occupied as of the date of the commencement of the Confirmation Hearing by an Allowed Claim, an Allowed Equity Interest, or a Claim or Equity Interest temporarily allowed under Rule 3018 of the Bankruptcy Rules shall be deemed deleted from the Plan for purposes of voting on acceptance or rejection of the Plan by such Class under section 1129(a)(8) of the Bankruptcy Code.

3.7 Controversy Concerning Classification, Impairment or Voting Rights

In the event a controversy or dispute should arise involving issues related to the classification, impairment or voting rights of any Creditor or Interest Holder under the Plan, whether before or after the Confirmation Date, the Bankruptcy Court may, after notice and a hearing, determine such controversy. Without limiting the foregoing, the Bankruptcy Court may estimate for voting purposes (i) the amount of any contingent or unliquidated Claim the fixing or liquidation of, as the case may be, would unduly delay the administration of the Bankruptcy Case and (ii) any right to payment arising from an equitable remedy for breach of performance.

ARTICLE IV

TREATMENT OF UNCLASSIFIED CLAIMS

4.1 Administrative Claims

(a) General: Except with regards to the Ordinary Course Liabilities, including Allowed Post-Petition Lender Financing Claims (the treatment of which is described in Section 4.3 (below)),

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subject to the bar date provisions herein, unless otherwise agreed to by the parties, each holder of an Allowed Administrative Claim shall receive, from the Cash Consideration, Cash equal to the unpaid portion of such Allowed Administrative Claim within ten (10) days after the later of (a) the Effective Date, (b) the Allowance Date, or (c) such date as is mutually agreed upon by the Proponents and the holder of such Claim. For the avoidance of doubt, it is contemplated that Professional Fee Claims which are provided for under the Budget shall be paid from Post-Petition Financing, not from the Cash Consideration. Non-Budgeted Professional Fee Claims include any Chapter 7 or 11 Trustee Fee requests for compensation and any request for compensation filed by GrowthPoint Technology Partners, LLC in connection with the transactions contemplated hereunder, which claims, if and when Allowed, shall be paid in full from the Cash Consideration.

(b) Payment of Statutory Fees: All fees payable pursuant to 28 U.S.C. § 1930 shall be paid in Cash (subject to the Approved Budget, or otherwise with the Cash Consideration) equal to the amount of such Administrative Claim when due or no later than the Effective Date. Postpetition U.S. Trustee fees and post-confirmation reports shall be paid and filed as required by 28 U.S.C. § 1930 until the Bankruptcy Case is closed, converted or dismissed, and failure to do either timely is a material default pursuant to section 1112 of the Bankruptcy Code. After confirmation, the Distribution Trustee will file with the court and serve on the U.S. Trustee quarterly financial reports in a format prescribed by the U.S. Trustee, and the Distribution Trustee will pay post-confirmation quarterly fees to the U.S. Trustee until a final decree is entered or the case is converted or dismissed as provided in 28 U.S.C. § 1930(a)(6). In no event will the Reorganized Debtor be responsible for any U.S. Trustee fees.

(d) Bar Date for Administrative Claims:

(i) General Provisions: Except as otherwise provided in this Article IV, requests for payment of Administrative Claims must be included within an application (setting forth the amount of, and basis for, such Administrative Claims, together with documentary evidence) and Filed and served on respective counsel for the Chapter 11 Trustee and Plan Sponsor no later than ten (10) days after the Confirmation Hearing or by such earlier deadline governing a particular Administrative Claim contained in an order of the Bankruptcy Court entered before the Effective Date. Holders of Administrative Claims (including, without limitation, professionals requesting compensation or reimbursement of expenses and the holders of any Claims for federal, state or local taxes) that are required to File a request for payment of such Claims and that do not File such requests by the applicable bar date specified in either section 4.1(d)(i),(ii) or (iii) shall be forever barred from asserting such Claims against the Debtor or any of its property. Requests for payments of Administrative Claims included within a proof of claim are of no force and effect, and are disallowed in their entirety as of the Confirmation Date unless such Administrative Claim is subsequently Filed in a timely fashion as provided herein.

(ii) Professionals: All professionals or other entities requesting compensation or reimbursement of expenses pursuant to sections 327, 328, 330, 331, 503(b) and 1103 of the Bankruptcy Code for services rendered before the Effective Date (including, without limitation, any compensation or commission requested by any professional or any other entity in connection

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with the Chapter 7 Case or for making a substantial contribution in the Bankruptcy Case) shall File and serve on the Reorganized Debtor, the Distribution Trust, the U.S. Trustee and the Post-Confirmation Service List an application for final allowance of compensation and reimbursement of expenses no later than forty-five (45) days after the Effective Date. Objections to applications of professionals for compensation or reimbursement of expenses must be filed and served on the Reorganized Debtor, the Distribution Trust, the U.S. Trustee and the Post-Confirmation Service List and the professionals to whose application the objections are addressed no later than twenty-one (21) days after the date the application is filed, or the Bankruptcy Court may enter an order authorizing the fees without a hearing. For the avoidance of doubt, the Chapter 7 Trustee and the Chapter 11 Trustee shall not be required to file a request for compensation within 45 days of the Effective Date. The Chapter 7 Trustee and the Chapter 11 Trustee shall have 4 months after the Effective Date to file a request for compensation. The Chapter 7 Trustee’s compensation and the Chapter 11 Trustee’s compensation shall be paid from the Cash Consideration, and the Distribution Trustee shall make appropriate reserves for such compensation.

As provided in the Post-Petition Financing Order, under the Post-Petition Facility, the Final Borrowing Notice shall identify the Estimated Professionals Amount to be held in the Segregated Account pending approval by the Bankruptcy Court of payment of such amounts to the extent incurred under the Approved Budget. The Segregated Account shall be held by Chapter 11 Trustee prior to the Effective Date, and the Distribution Trustee, after the Effective Date, and payment from the Estimated Professionals Account shall only be payable upon further order from the Court. Any amounts remaining in the Segregated Account one-hundred twenty (120) days after the Effective Date shall be returned to the Post-Petition Lender. To the extent any estate professional seeks payment of fees and reimbursements or expenses in excess of the amount provided for in the Final Borrowing Notice, such fees shall be paid from the Cash Consideration upon further order from the Court, not from the Segregated Account. Any professional fees and reimbursements or expenses incurred by the Reorganized Debtor subsequent to the Effective Date may be paid without application to the Bankruptcy Court. Any professional fees and reimbursements or expenses incurred by the Reorganized Debtor subsequent to the Effective Date may be paid by the Reorganized Debtor without application to the Bankruptcy Court. Any professional fees and reimbursements or expenses incurred by the Distribution Trustee subsequent to the Effective Date may be paid by the Distribution Trustee without application to the Bankruptcy Court.

(iii) Tax Claims: All requests for payment of Administrative Claims and other Claims by a Governmental Unit for taxes (and for interest and/or penalties related to such taxes) for any tax year or period, which accrued or was assessed within the period from and including the Petition Date through and including the Effective Date (“Post-Petition Tax Claims”) and for which no bar date has otherwise been previously established, must be Filed on or before the later of (i) forty-five (45) days following the Effective Date; and (ii) ninety (90) days following the filing with the applicable Governmental Unit of the tax return for such taxes for such tax year or period. Any holder of any Post-Petition Tax Claim that is required to File a request for payment of such taxes and does not File such a Claim by the applicable bar date shall be forever barred from asserting any such Post-Petition Tax Claim against the Debtor or its property, whether any such Post-Petition Tax Claim is deemed to arise prior to, on, or subsequent to the Effective Date. To the extent that the holder of a Post-Petition Tax Claim holds a lien to secure its Claim under applicable state law, the holder of such Claim shall retain its lien until its Allowed Post-Petition Tax Claim has been paid in full.

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4.2 Allowed Priority Tax Claims

Each Holder of an Allowed Priority Tax Claim against Debtor shall receive, from the Cash Consideration, in full satisfaction, settlement, release and discharge of, and in exchange for, such Allowed Priority Tax Claim (i) Cash equal to the amount of such Allowed Priority Tax Claim, (ii) payment in full through the fifth anniversary of the Petition Date, plus interest, or (iii) such other less favorable treatment to the Holders of an Allowed Priority Tax Claim as to which the Debtor, or the Proponents and the Holder of such Allowed Priority Tax Claims shall have agreed upon in writing.

4.3 Ordinary Course Liabilities

(a) All Ordinary Course Liabilities are deemed to be Allowed Claims to the extent set forth in the Approved Budget. Except as set forth below in Section 4.3(b), holders of Administrative Claims on account of Ordinary Course Liabilities are not required to file or serve any request for payment of the Ordinary Course Liability. As provided in the Post-Petition Financing Order, under the Post-Petition Facility, the Final Borrowing Notice shall identify the Estimated Liabilities Amount under the Approved Budget to be held in the Segregated Account pending payment. The Segregated Account shall be held by Chapter 11 Trustee prior to the Effective Date, and the Distribution Trustee, after the Effective Date. Any amounts remaining in the Segregated Account one-hundred twenty (120) days after the Effective Date shall be returned to the Post-Petition Lender. To the extent any Ordinary Course Liability is in excess of the Estimated Liabilities Amount provided for in the Final Borrowing Notice, such amounts will be paid from the Cash Consideration. The Chapter 11 Trustee shall continue to pay each Ordinary Course Liability accrued prior to the Effective Date, pursuant to the payment terms and conditions of the particular transaction giving rise to the Ordinary Course Liability, and the Approved Budget. The Reorganized Debtor shall continue to pay each Ordinary Course Liability accrued after the Effective Date, pursuant to the payment terms and conditions of the particular transaction giving rise to the Ordinary Course Liability.

(b) Allowed Post-Petition Lender Financing Claim: The Post-Petition Lender Financing Claim is Allowed in full. Pursuant to the Subscription Option, the Post-Petition Lender, as a Qualified Ordinary Course Creditor, shall have the option, on account of being the holder of the Allowed Post-Petition Lender Financing Claim, to exchange a total of up to $1,800,000 in satisfaction of such amount of its Allowed Claim for up to a total of 600 shares, equal to 60 percent, of the issued New Equity, at a rate of $3,000 of its Allowed Post-Petition Lender Financing Claim for one (1) share of New Equity. Further, the Post-Petition Lender, on account of being the holder of the Allowed Post-Petition Lender Financing Claim, shall receive, from the Financing Consideration, payment in Cash of the remaining amount of the Allowed Post-Petition Lender Financing Claim after the Post-Petition Lender has exercised the Subscription Option to receive its share of the New Equity.1 For the avoidance of doubt, no

[1]	The Plan Sponsor reserves the right to modify the Subscription Option, provided that (i) no such modification shall adversely the Plan treatment of other creditors and (ii) such modification is approved by the Post-Petition Lender.

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portion of the Allowed Post-Petition Lender Financing Claim shall be paid from the Cash Consideration. On the Effective Date, all liens and interests granted in exchange for or in connection with the Post-Petition Note and/or under the Post-Petition Financing Order shall be deemed discharged, cancelled, and released and shall be of no further force and effect and neither the Estate nor the Distribution Trust (as applicable) shall have any obligation to repay the Allowed Post-Petition Lender Financing Claim from the Cash Consideration. The Financing Consideration payable by the Plan Sponsor under the Plan shall be increased to account for any Cash payment to the Post-Petition Lender on account of the Allowed Post-Petition Lender Financing Claim, such that the Plan Consideration provided to the Estate net of all Cash payments to the Post-Petition Lender on account of its Allowed Post-Petition Lender Financing Claim shall be $6,875,000.

(c) Any fees or expenses of ESW Capital, LLC that are not otherwise paid out of the Post-Petition Financing pursuant to the Post-Petition Financing Order, including amounts identified under the Final Borrowing Notice, shall be deemed Allowed and payable as an Ordinary Course Liability pursuant to Section 1129(a)(4) of the Bankruptcy Code.

ARTICLE V

CLASSIFICATION AND TREATMENT

OF CLASSIFIED CLAIMS AND EQUITY INTERESTS

5.1 Treatment of Allowed Secured Claims (Class 1)

Each holder of an Allowed Secured Claim shall receive, at the election of the Plan Sponsor, on account of and in full and complete settlement, release and discharge of, and in exchange for, its Allowed Secured Claims, (i) its Pro Rata Share of the Cash Consideration (ii) reinstatement pursuant to section 1124 of the Bankruptcy Code, (iii) receipt of the collateral securing such claim and any interest required to be paid pursuant to section 506(b) of the Bankruptcy Code, (iv) such other treatment as the Plan Sponsor and the applicable holder of the Allowed Secured Claim may agree, and/or (v) such other recovery necessary to satisfy section 1129 of the Bankruptcy Code.

5.2 Treatment of Allowed Priority Unsecured Non-Tax Claims (Class 2)

Each holder of an Allowed Priority Unsecured Non-Tax Claim against the Debtor shall receive, from the Cash Consideration, on the Effective Date, on account of and in full and complete settlement, release and discharge of, and in exchange for, such Allowed Priority Unsecured Non-Tax Claim, either cash equal to the full unpaid amount of such Allowed Priority Unsecured Non-Tax Claim, or such other treatment as the Proponent and the holder of such Allowed Priority Unsecured Non-Tax Claim shall have agreed.

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5.3 Treatment of Allowed General Unsecured Claims (Class 3)

As soon as practicable after the Effective Date, each holder of an Allowed General Unsecured Claim shall receive, on account of and in full and complete settlement, release and discharge of, and in exchange for its Allowed General Unsecured Claim, its Pro Rata Share of (i) remaining Cash Consideration after payment of Allowed Administrative Claims, Allowed Priority Tax Claims, Allowed Secured Claims, and Allowed Priority Unsecured Non-Tax Claims, and (ii) the Beneficial Interest in the Distribution Trust in accordance with the Distribution Trust Agreement. In no event shall any holder of an Allowed General Unsecured Claim receive a distribution in an amount in excess of the principal amount of the respective holder’s Allowed General Unsecured Claim. Holders of Allowed General Unsecured Claims shall not receive any Distribution on account of any postpetition interest.

Allowed General Unsecured Claims shall share pro rata with Allowed Intercompany Claims in the remaining Cash Consideration and the Beneficial Interest in the Distribution Trust.

5.4 Treatment of Allowed Intercompany Claims (Class 4)

As soon as practicable after the Effective Date, each holder of an Allowed Intercompany Claim shall receive, on account of and in full and complete settlement, release and discharge of, and in exchange for its Allowed Intercompany, its Pro Rata Share of (i) remaining Cash Consideration after payment of Allowed Administrative Claims, Allowed Priority Tax Claims, Allowed Secured Claims, and Allowed Priority Unsecured Non-Tax Claims, and (ii) the Beneficial Interest in the Distribution Trust in accordance with the Distribution Trust Agreement. In no event shall any holder of an Allowed Intercompany Claim receive a distribution in an amount in excess of the principal amount of the respective holder’s Allowed Intercompany Claim. Holders of Allowed Intercompany Claims shall not receive any Distribution on account of any postpetition interest.

Allowed Intercompany Claims shall share pro rata with Allowed General Unsecured Claims in the remaining Cash Consideration and the Beneficial Interest in the Distribution Trust.

5.5 Treatment of Allowed Equity Interests (Class 5)

As soon as practicable after the Effective Date, each holder of an Allowed Equity Interest shall receive, on account of and in full and complete release and discharge of, and in exchange for its Allowed Equity Interests, its Pro Rata Share of (i) remaining Cash Consideration after payment of Allowed Administrative Claims, Allowed Priority Tax Claims, Allowed Secured Claims, Allowed Priority Unsecured Non-Tax Claims, Allowed General Unsecured Claims and Allowed Intercompany Claims, and (ii) the Beneficial Interest in the Distribution Trust in accordance with the Distribution Trust Agreement, following payment in full of all Allowed General Unsecured Claims. Holders of Equity Interests as of the Voting Record Date shall be entitled to a distribution as a member of Class 5.

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No Distributions shall be made to holders of Allowed Equity Interests unless and until holders of Allowed Claims have been paid in full and any Disputed Claims have been disallowed pursuant to an Order of the Bankruptcy Court.

ARTICLE VI

MEANS FOR IMPLEMENTATION OF THE PLAN

6.1 Continued Corporate Existence

Except as otherwise provided in the Plan, the Reorganized Debtor will continue to exist after the Effective Date as a corporate entity, with all of the powers of a corporation under applicable law in the jurisdiction in which the Debtor is incorporated and pursuant to its Charter Documents in effect before the Effective Date, as such documents are amended by or pursuant to the Plan.

Upon the Effective Date, and without any further action by the shareholders, directors, or officers of the Reorganized Debtor, the Reorganized Debtor’s Charter Documents shall be deemed amended (a) to the extent necessary, to incorporate the provisions of the Plan, and (b) to prohibit the issuance by the Reorganized Debtor of nonvoting securities to the extent required under section 1123(a)(6) of the Bankruptcy Code, subject to further amendment of such Charter Documents as permitted by applicable law, and to the extent such documents are amended, such documents are deemed to be amended pursuant to the Plan and require no further action or approval other than any requisite filings required under applicable state, provincial or federal law. The Charter Documents shall be filed with the Plan Supplement.

6.2 Management and Board of Directors and Discharge of Chapter 11 Trustee

The Plan Sponsor may nominate and elect new members for the board of directors of the Reorganized Debtor in accordance with the Reorganized Debtor’s Charter Documents. Upon the Effective Date, the Chapter 11 Trustee shall no longer serve in such capacity and shall be discharged of all duties in connection therewith.

6.3 Arrangements with the Distribution Trustee

By the Plan Supplement Deadline, the Chapter 11 Trustee, shall file with the Bankruptcy Court a disclosure identifying the Distribution Trustee under the Distribution Trust. At the Confirmation Hearing, the Bankruptcy Court shall ratify such Distribution Trustee. All compensation for the Distribution Trustee shall be paid from the Distribution Trust Assets in accordance with the Distribution Trust Agreement. The approved person shall serve as the Distribution Trustee on execution of the Distribution Trust Agreement at the Closing.

6.4 The Closing

The Closing of the transactions required and contemplated under the Plan shall take place on the Effective Date at the offices of Haynes and Boone, LLP, 30 Rockefeller Plaza, 26th Floor, New York, New York 10112, or at such other place identified in a notice provided to those

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parties listed in Section 13.12 of the Plan. The Proponents may reschedule the Closing by making an announcement at the originally scheduled Closing of the new date for the Closing. A notice of the rescheduled Closing shall be filed with the Bankruptcy Court and served on the parties identified in Section 13.12 of the Plan within two (2) days after the originally scheduled Closing. All documents to be executed and delivered by any party as provided in this Article VI and all actions to be taken by any party to implement the Plan as provided herein shall be in form and substance satisfactory to the Proponents. The following actions shall occur at or before the Closing (unless otherwise specified), and shall be effective on the Effective Date:

(a) Execution of Documents and Corporate Action. The Chapter 11 Trustee shall deliver all documents and perform all actions reasonably contemplated with respect to implementation of the Plan. The Chapter 11 Trustee, or his designee, is authorized (i) to execute on behalf of the Debtor, in a representative capacity and not individually, any documents or instruments after the Confirmation Date or at the Closing that may be necessary to consummate the Plan and (ii) to undertake any other action on behalf of the Debtor to consummate the Plan. Each of the matters provided for under the Plan involving the corporate structure of the Debtor or corporate action to be taken by or required of the Debtor will, as of the Effective Date, be deemed to have occurred and be effective as provided herein, and shall be authorized, approved, and (to the extent taken before the Effective Date) ratified in all respects without any requirement of further action by stockholders, creditors, or directors of the Debtor. On the Effective Date, all matters provided for in the Plan involving the corporate structure of the Reorganized Debtor, and all corporate actions required by the Debtor, the Chapter 11 Trustee, and the Reorganized Debtor in connection with the Plan, shall be deemed to have occurred and shall be in effect, without any requirement of further action by the Chapter 11 Trustee or the Reorganized Debtor. For purposes of effectuating the Plan, none of the transactions contemplated in the Plan shall constitute a change of control under any agreement, contract, or document of the Debtors.

(b) Cancellation of Equity Interests. On the Effective Date, all existing Equity Interests of Debtor shall be retired, cancelled, extinguished and/or discharged in accordance with the terms of the Plan. Except as otherwise provided in the Plan or the Plan Supplement, on the Effective Date: (1) the obligations of the Debtor under any certificate, share, note, bond, indenture, purchase right, option, warrant, or other instrument or document, directly or indirectly, evidencing or creating any indebtedness or obligation of or ownership interest in the Debtor giving rise to any Claim or Equity Interest shall be cancelled as to the Debtor and the Reorganized Debtor shall not have any continuing obligations thereunder and (2) the obligations of the Debtor pursuant, relating, or pertaining to any agreements, indentures, certificates of designation, bylaws, or certificate or articles of incorporation or similar documents governing the shares, certificates, notes, bonds, purchase rights, options, warrants or other instruments or documents evidencing or creating any indebtedness or obligation of the Debtor shall be released and discharged. On the Effective Date, 1,000 shares of New Equity of the Reorganized Debtor shall be issued.

(c) Issuance of New Equity. The New Equity shall be free and clear of all Liens, Claims, Interests, and encumbrances of any kind, except as otherwise provided in the Plan. All the shares of the New Equity issued pursuant to the Plan shall be duly authorized, validly issued,

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fully paid, and non-assignable. All of the New Equity issued pursuant to the Plan shall be duly authorized, validly issued, fully paid and non-assessable. On the Effective Date, none of the New Equity will be listed on a national securities exchange. Reorganized Debtor may take all necessary actions after the Effective Date to suspend any requirement to (i) be a reporting company under the Securities Exchange Act, and (ii) file reports with the Securities and Exchange Commission or any other entity or party. Furthermore, the Reorganized Debtor shall not be required to file monthly operating reports, or any other type of report, with the Court after the Effective Date.

(d) Funding of the Plan Consideration. On the Effective Date, the Plan Sponsor shall contribute to the Estate an amount of Cash equal to the Plan Consideration in consideration of the Plan Sponsor’s purchase of the New Equity, inclusive of the Enhanced Deposit. The Plan Consideration is not subject to any financing contingency. The Plan Consideration shall be used to fund Distributions under the Plan. To the extent Post-Petition Lender does not fully exercise the Subscription Option, the Financing Consideration payable by the Plan Sponsor under the Plan shall be in the amount sufficient to account for any Cash payment to the Post-Petition Lender on account of the Allowed Post-Petition Lender Financing Claim, such that the Plan Consideration provided to the Estate net of all Cash payments to the Post-Petition Lender on account of its Allowed Post-Petition Lender Financing Claim shall be $6,875,000.

(e) Execution and Ratification of the Distribution Trust Agreement. On the Effective Date, the Distribution Trust Agreement shall be executed by all parties thereto. The Distribution Trust Agreement shall be provided in the Plan Supplement. Each holder of a Claim or Equity Interest shall be deemed to have ratified and become bound by the terms and conditions of the Distribution Trust Agreement.

(f) Transfer of Distribution Trust Assets. All property of the Debtor constituting the Distribution Trust Assets shall be conveyed and transferred by the Debtor to the Distribution Trust, free and clear of all Liens, Claims, Equity Interests, and encumbrances.

6.5 Tax Treatment of the Distribution Trust

The Distribution Trust established under the Plan is established for the purpose of distributions to Administrative Claims, Secured Claims, General Unsecured Claims, Intercompany Claims, and Equity Interests by liquidating the Distribution Trust Assets transferred to the Distribution Trust and performing related and incidental functions referenced in the Distribution Trust Agreement, and the Distribution Trust shall have no objective of continuing or engaging in any trade or business except to the extent reasonably necessary to, and consistent with, the liquidating purpose of the trust. The purpose of the Distribution Trust is to provide a mechanism for the liquidation of the Distribution Trust Assets, and to distribute the proceeds of the liquidation, net of all claims, expenses, charges, liabilities, and obligations of the Distribution Trust, to the Beneficiaries in accordance with the terms of the Plan. No business activities will be conducted by the Distribution Trust other than those associated with or related to the liquidation of the Distribution Trust Assets. It is intended that the Distribution Trust be classified for federal income tax purposes as a “liquidating trust” within the meaning of the Treasury Regulations Section 301.7701-4(d). All parties and Beneficiaries shall treat the

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transfers in trust described herein as transfers to the Beneficiaries for all purposes of the Internal Revenue Code of 1986, as amended (including Sections 61(a)(12), 483, 1001, 1012, and 1274 thereof). All the parties and Beneficiaries shall treat the transfers in trust as if all the transferred assets, including all the Distribution Trust Assets, had been first transferred to the Beneficiaries and then transferred by the Beneficiaries to the Distribution Trust. The Beneficiaries shall be treated for all purposes of the Internal Revenue Code of 1986, as amended, as the grantors of the Distribution Trust and the owners of the Distribution Trust. The Distribution Trustee shall file returns for the Distribution Trust as a grantor trust pursuant to Treasury Regulations Section 1.671-4(a) or (b). All parties, including the Beneficiaries and the Distribution Trustee, shall value the Distribution Trust Assets consistently, and such valuations shall be used for all federal income tax purposes. Beneficiaries may wish to consult with a tax professional regarding the tax consequences of holding a Beneficial Interest in or receiving a Distribution from the Distribution Trust.

6.6 Right to Enforce, Compromise, or Adjust Distribution Trust Assets

The Distribution Trustee shall have and retain the sole and full power, authority, and standing to prosecute, compromise, or otherwise resolve the Distribution Trust Actions assigned to the Distribution Trust, subject to the terms and conditions set forth in the Distribution Trust Agreement. All proceeds derived from such causes of action shall constitute Distribution Trust Assets. Notwithstanding the foregoing or any other provision herein, the Distribution Trustee shall not prosecute or pursue any Distribution Trust Actions against any Person that is a Protected Action Party. Notwithstanding the foregoing, the Distribution Trustee shall retain the right to assert any right of setoff or recoupment or any other affirmative defense in connection with any Claim or cause of action asserted by the Protected Action Parties.

6.7 Preservation of Rights of Action

The Reorganized Debtor shall retain and shall have the exclusive right to enforce any and all claims, rights and causes of action arising from its IP. Unless any Claims against a Person are expressly waived, relinquished, exculpated, released, compromised, transferred to the Distribution Trust or settled in the Plan or by a Final Order, in accordance with section 1123(b) of the Bankruptcy Code, the Reorganized Debtor shall retain and may enforce all rights to commence and pursue any and all retained causes of action, whether arising before or after the Petition Date, and the Reorganized Debtor’s rights to commence, prosecute or settle such causes of action shall be preserved notwithstanding the occurrence of the Effective Date.

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ARTICLE VII

PROVISIONS GOVERNING RESOLUTION OF CLAIMS

AND DISTRIBUTIONS OF PROPERTY UNDER THE PLAN

7.1 Right to Object to Claims

The Plan Sponsor and the Reorganized Debtor shall have the authority, but not the obligation, to object to, litigate, and, subject to the approval of the Chapter 11 Trustee or the Distribution Trustee (as applicable), settle, the amount, priority or the extent of any Administrative Claim, Secured Claim, Priority Tax Claim, or Priority Unsecured Non-Tax Claim. Notwithstanding anything to the contrary herein, subject to the terms and conditions set forth in the Distribution Trust Agreement, and notwithstanding any requirements that may be imposed pursuant to Bankruptcy Rule 9019, except insofar as a Claim is Allowed under the Plan on and after the Effective Date, the Distribution Trustee shall have the authority, but not the obligation, to: (1) file, withdraw or litigate to judgment objections to and requests for estimation of Claims; (2) settle or compromise any Disputed Claim without any further notice to or action, order or approval by the Bankruptcy Court; and (3) administer and adjust the Claims register to reflect any such settlements or compromises without any further notice to or action, order or approval by the Bankruptcy Court. The Distribution Trustee shall succeed to any pending objections to Claims filed by the Chapter 11 Trustee prior to the Effective Date, and shall have and retain any and all rights and defenses the Debtor and/or the Estate had immediately prior to the Effective Date with respect to any Disputed Claim, including the causes of action retained under the Plan. The Reorganized Debtor shall provide commercially reasonable assistance and cooperation to the Distribution Trustee in connection with the Distribution Trustee’s prosecution of objections to Claims, including, without limitation, access to the books and records of the Debtor or the Reorganized Debtor (as the case may be) and other information reasonably requested by the Distribution Trustee to enable the Distribution Trustee to perform its obligations under the Distribution Trust Agreement.

7.2 Deadline for Objecting to Claims

Objections to Claims must be filed with the Bankruptcy Court, and a copy of the objection must be served on the subject Creditor before the expiration of the Claim Objection Deadline (unless such period is further extended by subsequent orders of the Bankruptcy Court); otherwise such Claims shall be deemed Allowed in accordance with section 502 of the Bankruptcy Code. The objection shall notify the Creditor of the deadline for responding to such objection.

7.3 Deadline for Responding to Claim Objections

Within twenty (20) days after service of an objection, or such other date as is indicated on such objection or the accompanying notice thereof, the Creditor whose Claim was objected to must file a written response to the objection with the Bankruptcy Court and serve a copy on the Distribution Trustee. Failure to file a written response within the twenty (20) day time period shall constitute a waiver and release of that portion of the subject Claim that was subject to the objection, and shall cause the Bankruptcy Court to enter a default judgment against the non-responding Creditor or granting the relief requested in the claim objection.

7.4 Right to Request Estimation of Claims

Pursuant to section 502(c) of the Bankruptcy Code, the Debtor, the Reorganized Debtor, and the Distribution Trustee may request estimation or liquidation of any Disputed Claim that is contingent or unliquidated or any Disputed Claim arising from a right to an equitable remedy or breach of performance.

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7.5 Distribution Procedures Regarding Allowed Claims

(a) In General

The Distribution Trustee shall make all Distributions required to be made under the Plan, including Distributions from the Distribution Trust.

(b) Distributions on Allowed Claims Only

Distributions from Available Cash shall be made only to the holders of Allowed Claims. Until and if a Disputed Claim becomes an Allowed Claim, the holder of that Disputed Claim shall not receive a Distribution from Available Cash. For the avoidance of doubt, no Distributions shall be made to holders of Allowed Equity Interests unless and until holders of Allowed Claims have been paid in full and any Disputed Claims have been disallowed pursuant to an Order of the Bankruptcy Court.

(c) Place and Manner of Payments of Distributions

Except as otherwise specified in the Plan, Distributions from Available Cash shall be made by mailing such Distribution to the Creditor or Interest Holder at the address listed in any proof of claim or interest filed by the Creditor or Interest Holder or at such other address as such Creditor or Interest Holder shall have specified for payment purposes in a written notice received by the Distribution Trustee at least twenty (20) days before a Distribution Date. If a Creditor or Interest Holder has not filed a proof of claim or interest or sent the Distribution Trustee a written notice of payment address, then the Distribution(s) for such Creditor or Interest Holder will be mailed to the address identified in the Schedules of Assets and Liabilities or as provided by the Debtor’s stock transfer agent. The Distribution Trustee shall distribute any Cash by wire, check, or such other method as it deems appropriate under the circumstances. Before receiving any Distributions, all Creditors and Interest Holders, at the request of the Distribution Trustee, must provide written notification of their respective Federal Tax Identification Numbers or Social Security Numbers to the Distribution Trustee; otherwise, the Distribution Trustee may suspend Distributions to any Creditors or Interest Holders who have not provided their Federal Tax Identification Numbers or Social Security Numbers.

(d) Undeliverable Distributions

If a Distribution made from Available Cash to any Creditor or Interest Holder is returned as undeliverable, the Distribution Trustee shall use reasonable efforts to determine the then current address for such Creditor or Interest Holder. If the Distribution Trustee cannot determine, or is not notified of, a then current address for such Creditor or Interest Holder within six months after the Effective Date, the Distribution reserved for such Creditor or Interest Holder shall be deemed an unclaimed Distribution, and Section 7.5(e) of the Plan shall be applicable thereto.

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(e) Unclaimed Distributions

If the current address for a Creditor or Interest Holder entitled to a Distribution from Available Cash under the Plan has not been determined within six months after the Effective Date or such Creditor or Interest Holder has otherwise not been located or submitted a valid Federal Tax Identification Number or Social Security Number to the Distribution Trustee, then such Creditor or Interest Holder (i) shall no longer be a Creditor or Interest Holder (as applicable) and (ii) shall be deemed to have released such Claim.

(f) Withholding

The Distribution Trustee may, but shall not be required to, at any time withhold from a Distribution from Available Cash to any Person (except the Internal Revenue Service) amounts sufficient to pay any tax or other charge that has been or may be imposed on such Person with respect to the amount distributable or to be distributed under the income tax laws of the United States or of any state or political subdivision or entity by reason of any Distribution provided for in the Plan, whenever such withholding is determined by the Distribution Trustee (in its sole discretion) to be required by any law, regulation, rule, ruling, directive, or other governmental requirement. The Distribution Trustee, in the exercise of its sole discretion and judgment, may enter into agreements with taxing or other authorities for the payment of such amounts that may be withheld in accordance with the provisions of this section.

(g) Dissolution

(i)	The Distribution Trustee and Distribution Trust shall be discharged or dissolved, as the case may be, at such time as all of the Distribution Trust Assets have been distributed pursuant to the Plan and the Distribution Trust Agreement; provided, however, that in no event shall the Distribution Trust be dissolved later than three (3) years from the creation of the Distribution Trust unless the Bankruptcy Court, upon motion within the six-month period prior to the third (3rd) anniversary (or within the six-month period prior to the end of an extension period), determines that a fixed period extension (not to exceed three (3) years, together with any prior extensions, without a favorable private letter ruling from the Internal Revenue Service or an opinion of counsel satisfactory to the Distribution Trustee that any further extension would not adversely affect the status of the trust as a liquidating trust for United States federal income tax purposes) is necessary to facilitate or complete the liquidation of the Distribution Trust Assets.

(ii)

If at any time the Distribution Trustee determines, in reliance upon such professionals as a Distribution Trustee may retain, that the expense of administering the Distribution Trust so as to make a final distribution to Distribution Trust Beneficiaries is likely to exceed the value of the assets remaining in the Distribution Trust, the Distribution Trustee may (i)

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reserve any amount necessary to dissolve the Distribution Trust, (ii) donate any balance to a charitable organization (A) described in section 501(c)(3) of the Internal Revenue Code, (B) exempt from United States federal income tax under section 501(a) of the Internal Revenue Code, (C) not a “private foundation,” as defined in section 509(a) of the Internal Revenue Code, and (D) that is unrelated to the Debtor, the Distribution Trust, and any insider of the Distribution Trustee, and (iii) dissolve the Distribution Trust.

7.6 Procedures Regarding Distributions from the Distribution Trust

Procedures regarding Distributions from the Distribution Trust to holders of Class 3 Allowed General Unsecured Claims, Class 4 Allowed Intercompany Claims, and Class 5 Allowed Equity Interests shall be governed by the Distribution Trust Agreement.

ARTICLE VIII

EXECUTORY CONTRACTS

8.1 Assumption of Executory Contracts

On the Effective Date, and subject to section 8.6 hereof, all Executory Contracts identified on the Schedule of Assumed Contracts and Unexpired Leases, to be attached as Exhibit B, shall be deemed assumed by the Reorganized Debtor. The Plan Sponsor may amend the Schedule of Assumed Contracts and Unexpired Leases through the deadline to file the Plan Supplement. Entry of the Confirmation Order shall constitute approval of the assumption of such Executory Contracts under sections 365 and 1123 of the Bankruptcy Code.

8.2 Rejection of Executory Contracts

All Executory Contracts not identified on the Schedule of Assumed Contracts and Unexpired Leases (or assumed by the Debtor previously) shall be deemed rejected on the Effective Date. Entry of the Confirmation Order shall constitute approval of such rejections under sections 365 and 1123 of the Bankruptcy Code. Notwithstanding the rejection of an Executory Contract, the terms of any confidentiality agreement or covenant not to compete contained therein shall survive and remain in full force and effect for the term thereof.

The Reorganized Debtor will not assume any employment, severance, bonus, incentive, commission, compensation or similar agreement or plan (or any agreement outside the ordinary course of business) with any employees, officers or directors. To the extent the 401(k) Plan has not yet been formally rejected and/or terminated prior to the Effective Date, such 401(k) Plan is being rejected by the Reorganized Debtor, and the Chapter 11 Trustee shall take all steps necessary prior to the Effective Date to effectuate termination of the 401(k) Plan. The Reorganized Debtor will not assume the Employee Handbook, if any.

On the Effective Date, any and all equity based incentive plans or stock ownership plans of the Debtor, including all agreements related thereto, entered into before the Effective Date, or

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other plans, agreements or documents giving rise to Equity Interests, including the contingent cash components of any such plans, agreements, or documents, shall be immediately terminated without any action of the Debtor, the Chapter 11 Trustee, the Reorganized Debtor or the Plan Sponsor. To the extent such plans, agreements or documents are considered to be Executory Contracts, such plans, agreements or documents shall be deemed to be, and shall be treated as though they are, Executory Contracts that are rejected pursuant to section 365 of the Bankruptcy Code under the Plan. Any Claims resulting from such rejection shall constitute subordinated claims pursuant to section 510(b) of the Bankruptcy Code, except that Claims for contingent cash components of any such plans, agreements or documents shall constitute General Unsecured Claims. From and after the Effective Date, all stock options and other equity awards outstanding or issued at such time, whether included in a warrant, plan, contract, agreement or otherwise, will have no value, shall be cancelled and extinguished and thus will not entitle any holder thereof to purchase or otherwise acquire any equity interests in the Reorganized Debtor.

8.3 Procedures Related to Assumption of Executory Contracts

(a) Establishment of Cure Claim Amounts

The Cure Amounts associated with the assumption of the Executory Contracts pursuant to Section 8.1 of the Plan are specified in the Schedule of Assumed Contracts and Unexpired Leases. The Chapter 11 Trustee shall serve counterparties to the Executory Contracts with a Notice of (I) Possible Assumption of Contracts and Leases, (II) Fixing of Cure Amounts, and (III) Deadline to Object Thereto.

Any Objection to Cure Amount including (i) an objection to the applicable Cure Amount (a “Cure Objection”) and (ii) an objection to the adequate assurance of future performance (the “Adequate Assurance Objection”) to be provided by the Plan Sponsor on behalf of the Reorganized Debtor must be in writing, filed with the Court, and served upon (a) the Chapter 11 Trustee, (b) counsel to the Chapter 11 Trustee, (c) counsel to the Plan Sponsor, and (d) the U.S. Trustee, no later than fourteen (14) days after the Notice of (I) Possible Assumption of Contracts and Leases, (II) Fixing of Cure Amounts, and (III) Deadline to Object Thereto is mailed to the affected party, as indicated by the date noted on such notice. The objection must set forth the specific default alleged under the applicable Assumed Contract or Unexpired Lease and claim a specific monetary amount that differs from the applicable Cure Amount, if any, and/or further information required of the Reorganized Debtor with respect to adequate assurance of future performance.

If no Objection to the Cure Amount is received by the Objection Deadline to an Assumed Contract or Lease, then the assumption of such Assumed Contract or Unexpired Lease shall be authorized pursuant to section 365 of the Bankruptcy Code and the applicable Cure Amount, if any, shall be binding upon the non-Debtor counterparty to such Assumed Contract or Lease for all purposes and shall constitute a final determination of the cure amount required to be paid to such Assumed Contract or Unexpired Lease counterparty in connection with the assumption of such Assumed Contract or Unexpired Lease, and the non-Debtor counterparty to such Assumed Contract or Unexpired Lease shall be deemed to have waived its right to object to, contest, condition, or otherwise restrict the assumption of such Assumed Contract or Unexpired Lease

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(including, without limitation, from asserting any additional cure or other amounts with respect to the Assumed Contract or Unexpired Lease arising prior to such assumption). Furthermore, upon the assumption of such Assumed Contract or Unexpired Lease, the Reorganized Debtor shall enjoy all of the Debtor’s rights and benefits thereunder without the necessity of obtaining any party’s written consent to the Debtor’s assumption of such rights and benefits.

(b) Objection to Disputed Cure Amounts

The Plan Sponsor shall have the right to examine any Objection to Cure Amount filed by any party, and shall have the right to object to and contest the Disputed Cure Amount asserted therein.

If an objection to a Disputed Cure Amount has not been resolved by the Bankruptcy Court or agreement of the parties by the Effective Date, the Executory Contract related to such Disputed Cure Amount shall be deemed assumed by the Reorganized Debtor effective on the Effective Date; provided, however, the Reorganized Debtor may revoke an assumption of any such Executory Contract within ten (10) days after entry of an order by the Bankruptcy Court adjudicating the objection to the Disputed Cure Amount related to the Executory Contract by filing a notice of such revocation with the Bankruptcy Court and serving a copy on the party(ies) whose Executory Contract is rejected. Any Executory Contract identified in a revocation notice shall be deemed rejected retroactively to the Effective Date.

(c) Payment of Cure Amounts

Within ten (10) Business Days after the Effective Date, the Reorganized Debtor shall pay, in Cash, all Cure Amounts related to Executory Contracts listed on the Schedule of Assumed Contracts and Unexpired Leases, other than Disputed Cure Amounts. Subject to the revocation rights described in Section 8.3(b) above, the Reorganized Debtor shall pay all Cure Amounts that are subject to an objection on the Effective Date within ten (10) days after entry of an order by the Bankruptcy Court resolving the objection or approving an agreement between the parties concerning the Cure Amount.

(d) No Admission of Liability

Neither the inclusion nor exclusion of any Executory Contract by the Proponents on the Schedule of Assumed Contracts and Unexpired Leases, nor anything contained in the Plan, shall constitute an admission by the Proponents that any such contract or unexpired lease is in fact an Executory Contract or that the Debtor has any liability thereunder.

(e) Reservation of Rights

Nothing in the Plan shall waive, excuse, limit, diminish, or otherwise alter any of the defenses, claims, causes of action, or other rights of the Debtor under any executory or non-executory contract or any unexpired or expired lease, nor shall any provision of the Plan increase, augment, or add to any of the duties, obligations, responsibilities, or liabilities of the Debtor under any such contract or lease.

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8.4 Rejection Claim Bar Date

Each Claim resulting from the rejection of an Executory Contract pursuant to Section 8.2 of the Plan shall be filed with the Bankruptcy Court no later than the Rejection Claim Bar Date; provided, however, any party whose Executory Contract is rejected pursuant to a revocation notice pursuant to Section 8.3(b) above may file a rejection damage Claim arising out of such rejection within 30 days after the filing of the revocation notice with the Bankruptcy Court. Any Claim resulting from the rejection of an Executory Contract not filed by the applicable deadline shall be discharged and forever barred, and shall not be entitled to any Distributions under the Plan. The Distribution Trustee shall have the right to object to any rejection damage Claim.

8.5 Indemnification Obligations

Any obligation of the Debtor to indemnify, reimburse, or limit the liability of any Person, including any officer or director of the Debtor, or any agent, professional, financial advisor, or underwriter of any securities issued by the Debtor, relating to any acts or omissions occurring before the Effective Date, whether arising pursuant to charter, bylaws, contract or applicable state law, shall be deemed to be, and shall be treated as, an Executory Contract and (a) shall be deemed to be rejected, canceled, and discharged pursuant to the Plan as of the Effective Date and (b) any and all Claims resulting from such obligations are disallowed under section 502(e) of the Bankruptcy Code or other applicable grounds, including section 502(d) or violations of sections 327, 362, 363 or other requirements of the Bankruptcy Code, or, if any court of applicable jurisdiction rules to the contrary, such Claim shall be estimated pursuant to section 502(c) of the Bankruptcy Code in the amount of $0 or such other amount as the Bankruptcy Court shall determine. Notwithstanding any of the foregoing, nothing contained in the Plan impacts, impairs, or prejudices the rights of the Distribution Trustee to pursue the Distribution Trust Actions.

8.6 Federal Government Rights

Notwithstanding any other provisions of the Plan, no Executory Contract with or any sensitive information of the federal government, including Defense Advanced Research Projects Agency, the National Security Agency, or the Department of Defense shall be assumed by or transferred to the Reorganized Debtor absent the express written consent of the federal government counterparty to such Executory Contract.

ARTICLE IX

EFFECT OF REJECTION BY ONE OR MORE CLASSES

9.1 Impaired Classes Entitled to Vote

Each impaired Class shall be entitled to vote separately to accept or reject the Plan. A holder of a Disputed Claim which has not been temporarily allowed for purposes of voting on the Plan may vote only such Disputed Claim in an amount equal to the portion, if any, of such Claim shown as fixed, liquidated, and undisputed in the Debtor’s Schedules of Assets and Liabilities.

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9.2 Acceptance by Class

A Class of Claims or shall have accepted the Plan if the Plan is accepted by at least two thirds (2/3) in amount and more than one half (1/2) in number of the Allowed Claims of such Class that have voted to accept or reject the Plan.

9.3 Reservation of Cramdown Rights

In the event that any impaired Class shall fail to accept the Plan in accordance with section 1129(a) of the Bankruptcy Code, the Proponents reserve the right to request that the Bankruptcy Court confirm the Plan in accordance with the provisions of the section 1129(b) of the Bankruptcy Code.

ARTICLE X

EFFECT OF CONFIRMATION

10.1 Legally Binding Effect

The provisions of the Plan shall bind all Creditors and Interest Holders, whether or not they accept the Plan and wherever located. On and after the Effective Date, all holders of Claims and Equity Interests shall be precluded and enjoined from asserting any Claim or Equity Interest against the Debtor or its assets or properties (and for the avoidance of doubt, against the Reorganized Debtor or its assets or properties) based on any transaction or other activity of any kind that occurred prior to the Confirmation Date except as permitted under the Plan.

10.2 Vesting of Property of Debtor in Reorganized Debtor

On the Effective Date, except as otherwise expressly provided in the Plan or Confirmation Order, all Estate Property, other than the Distribution Trust Assets, shall vest in the Reorganized Debtor free and clear of all Liens, Claims, Equity Interests, and encumbrances of any kind, except as otherwise provided in the Plan. Notwithstanding the foregoing, any sensitive information of the federal government, including Defense Advanced Research Projects Agency, the National Security Agency, or the Department of Defense which resides on the Debtor’s servers shall not be included in the Estate Property which vests in the Reorganized Debtor.

On the Effective Date, except as otherwise provided in the Plan, the Reorganized Debtor may operate its business and may use, acquire, or dispose of property, without supervision of approval by the Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules.

ARTICLE XI

INJUNCTIONS, RELEASES, AND DISCHARGE

11.1 Discharge of the Debtor

To the fullest extent provided under section 1141(d)(1)(A) and other applicable provisions of the Bankruptcy Code, except as otherwise expressly provided by the Plan or the Confirmation Order, all distributions under the Plan will be in exchange for, and in

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complete satisfaction, settlement, discharge, and release of, all Claims and causes of action, whether known or unknown, including any interest accrued on such Claims from and after the Petition Date, against, liabilities of, Liens on, obligations of, rights against, and Equity Interests in the Debtor or any of its assets or properties, and regardless of whether any property will have been distributed or retained pursuant to the Plan on account of such Claims or Equity Interests. Except as otherwise expressly provided by the Plan or the Confirmation Order, upon the Effective Date, the Debtor and its estate will be deemed discharged and released under and to the fullest extent provided under section 1141(d)(1)(A) and other applicable provisions of the Bankruptcy Code from any and all Claims and Equity Interests of any kind or nature whatsoever, including, but not limited to, demands and liabilities that arose before the Confirmation Date, and all debts of the kind specified in section 502(g), 502(h), or 502(i) of the Bankruptcy Code. The Confirmation Order shall be a judicial determination of the discharge of all Claims against and Equity Interests in the Debtor, subject to the occurrence of the Effective Date.

11.2 Discharge Injunction

Except as otherwise expressly provided in the Plan, the discharge and releases set forth in Section 11.1 shall also operate as an injunction permanently prohibiting and enjoining the commencement or continuation of any action or the employment of process with respect to, or any act to collect, recover from, or offset (a) any Claim discharged and released in Section 11.1 (b) any cause of action, whether known or unknown, based on the same subject matter as any Claim discharged and released in Section 11.1. Except as otherwise expressly provided in the Plan, all Persons shall be precluded and forever barred from asserting against the Protected Parties, their successors or assigns, or their assets, properties, or interests in property any other or further Claims, or any other right to legal or equitable relief regardless of whether such right can be reduced to a right to payment, based upon any act or omission, transaction, or other activity of any kind or nature that occurred prior to the Effective Date, whether or not the facts of or legal bases therefor were known or existed prior to the Effective Date.

11.3 Exculpation and Limitation of Liability

The Chapter 7 Trustee, the Chapter 11 Trustee and their respective professionals will neither have nor incur any liability to any entity for any claims or causes of action arising before, on or after the Petition Date and prior to or on the Effective Date for any act taken or omitted to be taken in connection with, or related to formulating, negotiating, preparing, disseminating, implementing, administering, confirming or effecting the consummation of the Plan, the Disclosure Statement, or any other contract, instrument, release or other agreement or document created or entered into in connection with the Plan or any other prepetition or postpetition act taken or omitted to be taken in connection with or in contemplation of the restructuring of the Debtor, the approval of the Disclosure Statement or Confirmation or consummation of the Plan; provided, however, that the foregoing provisions will have no effect on the liability of any entity that results from any such act or omission that is determined in a Final Order of the Bankruptcy Court or other court of competent jurisdiction to have constituted gross negligence or willful misconduct;

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provided, further, that the Chapter 7 Trustee and the Chapter 11 Trustee will be entitled to rely upon the advice of counsel concerning their duties pursuant to, or in connection with, the above referenced documents, actions or inactions.

11.4 Releases by the Debtor

NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS PLAN OR THE CONFIRMATION ORDER, EFFECTIVE AS OF THE EFFECTIVE DATE, FOR GOOD AND VALUABLE CONSIDERATION PROVIDED BY EACH OF THE RELEASED PARTIES, THE ADEQUACY OF WHICH IS HEREBY ACKNOWLEDGED AND CONFIRMED, THE DEBTOR WILL BE DEEMED TO HAVE CONCLUSIVELY, ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY, AND FOREVER PROVIDED A FULL DISCHARGE, WAIVER AND RELEASE TO THE RELEASED PARTIES AND THEIR RESPECTIVE RELATED PARTIES (AND EACH SUCH RELEASED PARTY AND THEIR RESPECTIVE RELATED PARTIES SO RELEASED SHALL BE DEEMED FOREVER RELEASED, WAIVED AND DISCHARGED BY THE DEBTOR RELEASING PARTIES) AND THEIR RESPECTIVE PROPERTIES FROM ANY AND ALL RELEASED CLAIMS THAT THE DEBTOR AND THEIR RESPECTIVE RELATED PARTIES WOULD HAVE BEEN LEGALLY ENTITLED TO ASSERT IN THEIR OWN RIGHT, ON BEHALF OF ONE ANOTHER, OR ON BEHALF OF ANOTHER PARTY AGAINST THE RELEASED PARTIES OR THEIR RESPECTIVE RELATED PARTIES; PROVIDED, HOWEVER, THAT THE FOREGOING PROVISIONS OF THIS RELEASE SHALL NOT OPERATE TO WAIVE OR RELEASE (I) ANY DISTRIBUTION TRUST ACTION EXPRESSLY SET FORTH IN AND PRESERVED BY THE PLAN OR THE PLAN SUPPLEMENT; (II) THE RIGHTS OF THE DEBTOR TO ENFORCE THE PLAN AND THE CONTRACTS, INSTRUMENTS, RELEASES AND OTHER AGREEMENTS OR DOCUMENTS DELIVERED UNDER OR IN CONNECTION WITH THE PLAN OR ASSUMED PURSUANT TO THE PLAN OR ASSUMED PURSUANT TO FINAL ORDER OF THE BANKRUPTCY COURT; AND/OR (III) ANY CLAIMS OR DEFENSES AGAINST THIRD PARTY.

THE FOREGOING RELEASE SHALL BE EFFECTIVE AS OF THE EFFECTIVE DATE WITHOUT FURTHER NOTICE TO OR ORDER OF THE BANKRUPTCY COURT, ACT OR ACTION UNDER APPLICABLE LAW, REGULATION, ORDER, OR RULE OR THE VOTE, CONSENT, AUTHORIZATION OR APPROVAL OF ANY PERSON AND THE CONFIRMATION ORDER WILL PERMANENTLY ENJOIN THE COMMENCEMENT OR PROSECUTION BY ANY PERSON OR ENTITY, WHETHER DIRECTLY, DERIVATIVELY OR OTHERWISE, OF ANY CLAIMS, OBLIGATIONS, SUITS, JUDGMENTS, DAMAGES, DEMANDS, DEBTS, RIGHTS, CAUSES OF ACTION, OR LIABILITIES RELEASED PURSUANT TO THIS RELEASE. FOR PURPOSES OF THIS RELEASE, AND WITHOUT LIMITING THE SCOPE OF THE FOREGOING, THE DEBTOR IS SPECIFICALLY NOT RELEASING THE DISTRIBUTION TRUST ACTIONS.

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11.5 Releases by Third Parties

TO THE EXTENT ALLOWED BY APPLICABLE LAW, ON, AND AS OF, THE EFFECTIVE DATE AND FOR GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH ARE ACKNOWLEDGED, THE PROTECTED PARTIES (ACTING IN ANY CAPACITY WHATSOEVER) SHALL BE FOREVER RELEASED AND DISCHARGED FROM ANY AND ALL CLAIMS, OBLIGATIONS, ACTIONS, SUITS, RIGHTS, DEBTS, ACCOUNTS, CAUSES OF ACTION, REMEDIES, AVOIDANCE ACTIONS, AGREEMENTS, PROMISES, DAMAGES, JUDGMENTS, DEMANDS, DEFENSES, OR CLAIMS IN RESPECT OF EQUITABLE SUBORDINATION, AND LIABILITIES THROUGHOUT THE WORLD UNDER ANY LAW OR COURT RULING THROUGH THE EFFECTIVE DATE (INCLUDING ALL CLAIMS BASED ON OR ARISING OUT OF FACTS OR CIRCUMSTANCES THAT EXISTED AS OF OR PRIOR TO THE PLAN IN THE BANKRUPTCY CASE, INCLUDING CLAIMS BASED ON NEGLIGENCE OR STRICT LIABILITY, AND FURTHER INCLUDING ANY DERIVATIVE CLAIMS ASSERTED ON BEHALF OF THE DEBTOR, WHETHER KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, EXISTING OR HEREINAFTER ARISING, IN LAW, EQUITY OR OTHERWISE, THAT THE DEBTOR, ITS ESTATE, OR THE REORGANIZED DEBTOR WOULD HAVE BEEN LEGALLY ENTITLED BY APPLICABLE LAW TO ASSERT IN ITS OWN RIGHT, WHETHER INDIVIDUALLY OR COLLECTIVELY) WHICH THE DEBTOR, ITS ESTATE, THE REORGANIZED DEBTOR, CREDITORS OR OTHER PERSONS RECEIVING OR WHO ARE ENTITLED TO RECEIVE DISTRIBUTIONS UNDER THE PLAN MAY HAVE AGAINST ANY OF THEM IN ANY WAY RELATED TO THE BANKRUPTCY CASE OR THE DEBTOR (OR ITS PREDECESSORS); PROVIDED, HOWEVER, THE RELEASES PROVIDED FOR IN THIS PARAGRAPH SHALL NOT EXTEND TO ANY CLAIMS BY ANY GOVERNMENTAL UNIT WITH RESPECT TO CRIMINAL LIABILITY UNDER APPLICABLE LAW, WILLFUL MISCONDUCT OR BAD FAITH UNDER APPLICABLE LAW, OR ULTRA VIRES ACTS UNDER APPLICABLE LAW. NO COMPLIANCE WITH OR RELIANCE ON THE APPLICABLE LAW OR THE ORDERS OF THE BANKRUPTCY COURT SHALL BE DEEMED OR PERMITTED TO BE JUDGED, DECLARED, OR RULED TO BE IN ANY WAY WRONGFUL, IN BAD FAITH, ULTRA VIRES, INEQUITABLE OR OTHERWISE SUBJECT TO ANY SANCTION OR PUNISHMENT, ALL OF WHICH ARE PREEMPTED, SUPERSEDED AND NEGATED BY THE PLAN TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW.

A VOTE TO ACCEPT THE PLAN, OR FAILURE TO VOTE BY A CREDITOR ENTITLED TO VOTE, CONSTITUTES AN ACCEPTANCE OF ALL OF THE TERMS AND PROVISIONS CONTAINED IN THE PLAN, INCLUDING, BUT NOT LIMITED TO, THE GRANT OF RELEASES, INJUNCTIONS, EXCULPATION, EXONERATION AND OTHER LIMITATIONS OF LIABILITY IN THE PLAN. IF A CREDITOR VOTES TO REJECT THE PLAN, THE CREDITOR MAY NEVERTHELESS BE DEEMED TO

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BE BOUND TO THE RELEASES AND BE BOUND BY THE INJUNCTIONS, EXCULPATIONS, AND OTHER LIMITATIONS OF LIABILITY IN THE PLAN TO THE MAXIMUM EXTENT PERMITTED BY LAW, AS LATER DETERMINED BY THE COURT. IF A CREDITOR ELECTS NOT TO GRANT THE RELEASES CONTAINED IN THIS ARTICLE 11.5 OF THE PLAN, TO (1) THE PLAN SPONSOR AND ITS AFFILIATES, (2) THE POST-PETITION LENDER, AND (3) DIRECTORS, OFFICERS, AGENTS, ATTORNEYS, ACCOUNTANTS, CONSULTANTS, EQUITY HOLDERS, FINANCIAL ADVISORS, INVESTMENT BANKERS, PROFESSIONALS, EXPERTS, AND EMPLOYEES OF ANY OF THE FOREGOING, IN THEIR RESPECTIVE CAPACITIES AS SUCH, THEN THE CREDITOR MUST OPT-OUT IN THE BALLOT. ELECTION TO WITHHOLD CONSENT IS AT THE CREDITOR’S OPTION.

FOR THE AVOIDANCE OF DOUBT, NOTHING IN THIS ARTICLE XI SHALL PREVENT THE ENFORCEMENT OF THE TERMS OF THE PLAN.

ARTICLE XII

RETENTION OF JURISDICTION

12.1 Exclusive Bankruptcy Court Jurisdiction

Notwithstanding the entry of the Confirmation Order or the occurrence of the Effective Date, the Bankruptcy Court shall retain and have such jurisdiction over the Bankruptcy Case to the maximum extent as is legally permissible, including, without limitation, for the following purposes:

(a) To allow, disallow, determine, liquidate, classify or establish the priority or secured or unsecured status of or estimate any Right of Action, Claim or Equity Interest, including, without limitation, the resolution of any request for payment of any Administrative Claim and the resolution of any and all objections to the allowance or priority of Claims or Equity Interests;

(b) To ensure that Distributions to holders of Allowed Claims are accomplished pursuant to the provisions of the Plan;

(c) To determine any and all applications or motions pending before the Bankruptcy Court on the Effective Date of the Plan, including without limitation any motions for the rejection, assumption or assumption and assignment of any Executory Contract;

(d) To consider and approve any modification of the Plan, remedy any defect or omission, or reconcile any inconsistency in the Plan, or any order of the Bankruptcy Court, including the Confirmation Order;

(e) To determine all controversies, suits and disputes that may arise in connection with the interpretation, enforcement or consummation of the Plan or any Plan Documents or any entity’s obligations in connection with the Plan or any Plan Documents, or to defend any of the rights, benefits, Estate Property transferred, created, or otherwise provided or confirmed by the Plan or the Confirmation Order or to recover damages or other relief for violations thereof;

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(f) To consider and act on the compromise and settlement of any claim or cause of action by or against the Debtor, the Estate, the Reorganized Debtor or the Distribution Trustee;

(g) To decide or resolve any and all applications, motions, adversary proceedings, contested or litigated matters, and any other matters, or grant or deny any applications involving the Chapter 11 Trustee, the Debtor or the Estate that may be pending on the Effective Date or that may be brought by the Chapter 11 Trustee, the Reorganized Debtor, or the Distribution Trustee (as applicable), including any Distribution Trust Actions, or any other related proceedings by the Reorganized Debtor, and to enter and enforce any default judgment on any of the foregoing;

(h) To decide or resolve any and all applications filed by the Chapter 7 Trustee or the Chapter 11 Trustee for compensation;

(i) To issue orders in aid of execution and implementation of the Plan or any Plan Documents to the extent authorized by section 1142 of the Bankruptcy Code or provided by the terms of the Plan;

(j) To decide issues concerning the federal or state tax liability of the Debtor which may arise in connection with the confirmation or consummation of the Plan or any Plan Documents;

(k) To interpret and enforce any orders entered by the Bankruptcy Court in the Bankruptcy Case; and

(l) To enter an order closing this Bankruptcy Case when all matters contemplating the use of such retained jurisdiction have been resolved and satisfied.

12.2 Limitation on Jurisdiction

In no event shall the provisions of the Plan be deemed to confer in the Bankruptcy Court jurisdiction greater than that established by the provisions of 28 U.S.C. §§ 157 and 1334, as well as the applicable circumstances that continue jurisdiction for defense and enforcement of the Plan and Plan Documents. For the avoidance of doubt, however, such jurisdiction shall be deemed, by the entry of the Confirmation Order, to:

(a) Permit entry of a final judgment by the Bankruptcy Court in any core proceeding referenced in 28 U.S.C. § 157(b) and to hear and resolve such proceedings in accordance with 28 U.S.C. § 157(c) and any and all related proceedings, including, without limitation, (i) all proceedings concerning disputes with, or Rights of Action or Claims against, any Person that the Debtor, the Estate, the Distribution Trust or the Reorganized Debtor or any of their successors or assigns, may have, and (ii) any and all Rights of Action or other Claims against any Person for harm to or with respect to (x) any Estate Property, including any infringement of IP or conversion of Estate Property, or (y) any Estate Property liened or transferred by the Debtor to any other Person;

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(b) Include jurisdiction over the recovery of any Estate Property (or property transferred by the Debtor with Bankruptcy Court approval) from any Person wrongly asserting ownership, possession or control of the same, whether pursuant to sections 542, 543, 549, 550 of the Bankruptcy Code or otherwise, as well as to punish any violation of the automatic stay under section 362 of the Bankruptcy Code or any other legal rights of the Debtor or the Estate under or related to the Bankruptcy Code; and

(c) Permit the taking of any default judgment against any Person who has submitted himself or herself to the jurisdiction of the Bankruptcy Court.

ARTICLE XIII

MISCELLANEOUS PROVISIONS

13.1 Conditions to Confirmation

The Confirmation Order will not be effective unless (a) the Confirmation Order shall be in form and substance acceptable to the Plan Sponsor, in its reasonable discretion, and shall provide for the Plan Sponsor and the Post-Petition Lender to acquire the New Equity subject to the Subscription Option, free and clear of all Liens, Claims, Equity Interests and encumbrances of any kind, except as otherwise provided in the Plan, and (b) the final version of the Plan, Plan Supplement, and any other documents, or schedules thereto, shall have been filed in form and substance acceptable to the Plan Sponsor in its reasonable discretion.

13.2 Conditions to Effectiveness

The Plan will not be effective unless (a) the conditions to confirmation above have been either satisfied, or waived, by the Plan Sponsor, (b) the Confirmation Order has been entered by the Bankruptcy Court, and no stay or injunction is in effect with respect thereto, (c) Plan Sponsor and the Post-Petition Lender shall acquire the New Equity subject to the Subscription Option, free and clear of all Liens, Claims, Equity Interests and encumbrances of any kind, except as otherwise provided in the Plan, and (d) no material adverse change or development shall have occurred with respect to the Debtor’s IP or capital structure of the Debtor.

13.3 Exemption from Transfer Taxes

The Plan and the Confirmation Order provide for (a) the issuance, transfer or exchange of notes, debt instruments and equity securities under or in connection with the Plan; (b) the creation, assignment, recordation or perfection of any lien, pledge, other security interest or other instruments of transfer; (c) the making or assignment of any lease; (d) the creation, execution and delivery of any agreements or other documents creating or evidencing the formation of the Reorganized Debtor or the issuance or ownership of any interest in the Reorganized Debtor; or (e) the making or delivery of any deed or other instrument of transfer under the Plan in connection with the vesting of the Estate’s assets in the Reorganized Debtor or the Distribution

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Trust pursuant to or in connection with the Plan, including, without limitation, merger agreements, stock purchase agreement, agreements of consolidation, restructuring, disposition, liquidation or dissolution, and transfers of tangible property. Pursuant to section 1146 of the Bankruptcy Code and the Plan, any such act described or contemplated herein will not be subject to any stamp tax, transfer tax, filing or recording tax, or other similar tax.

13.4 Securities Exemption

Any rights issued under, pursuant to or in effecting the Plan, including, without limitation, the New Equity in the Reorganized Debtor or the Beneficial Interests in the Distribution Trust, and the offering and issuance thereof by any party, including without limitation the Proponents or the Estate, shall be exempt from Section 5 of the Securities Act of 1933, if applicable, and from any state or federal securities laws requiring registration for offer or sale of a security or registration or licensing of an issuer of, underwriter of, or broker or dealer in, a security, and shall otherwise enjoy all exemptions available for Distributions of securities under a plan of reorganization in accordance with all applicable law, including without limitation section 1145 of the Bankruptcy Code. If the issuance of the New Equity does not qualify for an exemption under section 1145 of the Bankruptcy Code, the New Equity shall be issued in a manner, which qualifies for any other available exemption from registration, whether as a private placement under Rule 506 of the Securities Act, Section 4(2) of the Securities Act, and/or the safe harbor provisions promulgated thereunder.

13.5 Defects, Omissions and Amendments of the Plan

The Proponents may, with the approval of the Bankruptcy Court and without notice to holders of Claims and Equity Interests, insofar as it does not materially and adversely affect holders of Claims and Equity Interests, correct any defect, omission, or inconsistency in the Plan in such a manner and to such extent necessary or desirable to expedite the execution of the Plan. The Proponents may propose amendments or alterations to the Plan before the Confirmation Hearing as provided in section 1127 of the Bankruptcy Code if, in the opinion of the Bankruptcy Court, the modification does not materially and adversely affect the interests of holders of Claims and Equity Interests, so long as the Plan, as modified, complies with sections 1122 and 1123 of the Bankruptcy Code and the Chapter 11 Trustee has complied with section 1125 of the Bankruptcy Code. The Proponents may propose amendments or alterations to the Plan after the Confirmation Date but prior to substantial consummation, in a manner that, in the opinion of the Bankruptcy Court, does not materially and adversely affect holders of Claims and Equity Interests, so long as the Plan, as modified, complies with sections 1122 and 1123 of the Bankruptcy Code, the Proponents have complied with section 1125 of the Bankruptcy Code, and after notice and a hearing, the Bankruptcy Court confirms such Plan, as modified, under section 1129 of the Bankruptcy Code.

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13.6 Withdrawal of Plan

The Proponents reserve the right to withdraw the Plan at any time prior to the Confirmation Date. If the Proponents withdraw the Plan prior to the Confirmation Date, or if the Confirmation Date or the Effective Date does not occur, then the Plan shall be deemed null and void. In such event, nothing contained herein shall be deemed to constitute an admission, waiver or release of any claims by or against the Debtor or any other person, or to prejudice in any manner the rights of the Chapter 11 Trustee, the Debtor’s Estate, or any person in any further proceedings involving the Debtor.

13.7 Due Authorization By Holders of Claims and Equity Interests

Each and every holder of a Claim or Equity Interest who elects to participate in the Distributions provided for herein warrants that such holder is authorized to accept in consideration of its Claim or Equity Interest against the Debtor the Distributions provided for in the Plan, and that there are no outstanding commitments, agreements, or understandings, express or implied, that may or can in any way defeat or modify the rights conveyed or obligations undertaken by such holder under the Plan.

13.8 Filing of Additional Documentation

By [            ], 2016, the Debtor may file with the Bankruptcy Court such Plan Supplement, agreements and other documents as may be reasonably necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan or any Plan Document, which shall also constitute “Plan Documents.”

13.9 Governing Law

Except to the extent the Bankruptcy Code or the Bankruptcy Rules are applicable, the rights and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

13.10 Successors and Assigns

The rights, benefits and obligations of any entity named or referred to in the Plan or any Plan Document shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor or assign of such entity.

13.11 Transfer of Claims and Equity Interests

Any transfer of a Claim shall be in accordance with Bankruptcy Rule 3001(e) and the terms of this Section 13.11. Notice of any such transfer shall be forwarded to the Chapter 11 Trustee by registered or certified mail, as set forth in Section 13.12 hereof. Both the transferee

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and transferor shall execute any notice, and the signatures of the parties shall be acknowledged before a notary public. The notice must clearly describe the interest in the Claim to be transferred. No transfer of a partial interest shall be allowed. All transfers must be of one hundred percent (100%) of the transferor’s interest in the Claim.

Any transfer of an Equity Interest shall be in accordance with the Equity Trading Order, and no transfer of Equity Interests shall be allowed after the Voting Record Date.

13.12 Notices

Any notice required to be given under the Plan or any Plan Document shall be in writing. Any notice that is allowed or required hereunder except for a notice of change of address shall be considered complete on the earlier of (a) three (3) days following the date the notice is sent by United States mail, postage prepaid, or by overnight courier service, or in the case of mailing to a non-United States address, air mail, postage prepaid, or personally delivered; (b) the date the notice is actually received by the Persons on the Post-Confirmation Service List by facsimile or computer transmission; or (c) three (3) days following the date the notice is sent to those Persons on the Post-Confirmation Service List as it is adopted by the Bankruptcy Court at the hearing on confirmation of the Plan, as such list may be amended from time-to-time by written notice from the Persons on the Post-Confirmation Service List.

(a)	If to the Chapter 11 Trustee, at:

David W. Carickhoff

300 Delaware Avenue, Suite 1100

Wilmington, DE 19801

Email: dcarickhoff@archerlaw.com

Fax: 302-777-4352

and

Archer & Greiner, P.C.

Attn: Alan M. Root

300 Delaware Avenue, Suite 1100

Wilmington, DE 19801

Email: aroot@archerlaw.com

Fax: 302-777-4352

(b)	If to the Plan Sponsor, at:

ESW Capital, LLC

c/o Haynes and Boone, LLP

1221 McKinney Street, Suite 2100

Houston, Texas 77010

Attention: Charles A. Beckham, Jr.

Email: charles.beckham@haynesboone.com

Fax: 713-236-5638

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and

30 Rockefeller Plaza, 26th Floor

New York, NY 10112

Attention: Trevor R. Hoffmann

Email: trevor.hoffmann@haynesboone.com

Fax: 212-884-9558

(c)	If to the Post-Petition Lender, at:

ESW Capital, LLC

c/o Haynes and Boone, LLP

1221 McKinney Street, Suite 2100

Houston, Texas 77010

Attention: Charles A. Beckham, Jr.

Email: charles.beckham@haynesboone.com

Fax: 713-236-5638

and

30 Rockefeller Plaza, 26th Floor

New York, NY 10112

Attention: Trevor R. Hoffmann

Email: trevor.hoffmann@haynesboone.com

Fax: 212-884-9558

(d)	If to the U.S. Trustee, at:

(e)	If to the Distribution Trust, at

and

(f)	If to any Creditor or Interest Holder in his capacity as such, at his address or facsimile number as listed on the Post-Confirmation Service List.

13.13 U.S. Trustee Fees

The Chapter 11 Trustee will pay pre-confirmation fees owed to the U.S. Trustee on or before the Effective Date of the Plan. After confirmation, the Distribution Trustee will file with the court and serve on the U.S. Trustee quarterly financial reports in a format prescribed by the U.S. Trustee, and the Distribution Trustee will pay post-confirmation quarterly fees to the U.S. Trustee until a final decree is entered or the case is converted or dismissed as provided in 28 U.S.C. § 1930(a)(6). In no event will the Reorganized Debtor be responsible for any U.S. Trustee fees.

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13.14 Implementation

The Chapter 11 Trustee, the Reorganized Debtor, the Plan Sponsor, and the Distribution Trustee shall be authorized to perform all reasonable, necessary and authorized acts to consummate the terms and conditions of the Plan and the Plan Documents, without further order from the Bankruptcy Court.

13.15 No Admissions

Notwithstanding anything herein to the contrary, nothing contained in the Plan shall be deemed an admission by the Chapter 11 Trustee, the Debtor, or the Estate with respect to any matter set forth herein, including, without limitation, liability on any Claim or Equity Interest or the propriety of the classification of any Claim or Equity Interest.

ARTICLE XIV

SUBSTANTIAL CONSUMMATION

14.1 Substantial Consummation

The Plan shall be deemed substantially consummated on the Effective Date.

[Remainder of Page Intentionally Left Blank]

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14.2 Final Decree

On full consummation and performance of the Plan and Plan Documents, the Distribution Trustee may request the Bankruptcy Court to enter a final decree closing the Bankruptcy Case and such other orders that may be necessary and appropriate.

Dated: June 17, 2016

WAVE SYSTEMS CORP.

/s/ David W. Carickhoff
David W. Carickhoff Chapter 11 Trustee
300 Delaware Avenue, Suite 1100
Wilmington, DE 19803
Chapter 11 Trustee and Proponent

ESW CAPITAL, LLC

/s/ Andrew Price
Andrew Price
Chief Financial Officer
401 Congress Ave., Suite 2650
Austin, Texas 78701
Plan Sponsor and Proponent

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EXHIBIT A

Glossary of Defined Terms

“401(k) Plan” means the Wave Systems Corp. 401(k) Savings and Investment Plan.

“Administrative Claim” means any cost or expense of administration of the Bankruptcy Case incurred on or before the Effective Date entitled to priority under section 507(a)(1) and allowed under section 503(b) of the Bankruptcy Code, including without limitation, any actual and necessary expenses of preserving the Debtor’s estate, including wages, salaries or commissions for services rendered after the commencement of the Bankruptcy Case, certain taxes, fines and penalties, any actual and necessary postpetition expenses of operating the business of the Debtor, certain postpetition indebtedness or obligations incurred by or assessed against the Debtor in connection with the conduct of its business, or for the acquisition or lease of property, or for providing of services to the Debtor, including all allowances of compensation or reimbursement of expenses to the extent allowed by the Bankruptcy Court under the Bankruptcy Code, and any fees or charges assessed against the Debtor’s Estate under Chapter 123, Title 28, United States Code. With respect to quarterly U.S. Trustee fees, the Debtor shall pay, from the Distribution Reserve, any accrued such fees on the Effective Date and timely pay all post-confirmation quarterly fees as they accrue until the date of the closing of the Bankruptcy Case. Professional Compensation Claims shall only be Allowed for duly employed Professionals in the Bankruptcy Case in accordance with applicable law. For the avoidance of doubt, the Allowed Post-Petition Lender Financing Claim shall be deemed to be an Administrative Claim for all purposes hereunder.

“Administrative Claim Bar Date” means the first Business Day that is ten (10) days after the Confirmation Hearing.

“Administrative Claimant” means any Person entitled to payment of an Administrative Claim.

“Administrative Tax Claim” means an Administrative Claim of a Governmental Unit.

“Allowance Date” means the date that a Claim or Equity Interest becomes an Allowed Claim or Allowed Equity Interest.

“Allowed” means, (1) with respect to any Claim, a Claim allowable under 11 U.S.C. § 502 (a) for which a proof of claim was filed on or before, as applicable, the General Bar Date, the Governmental Unit Bar Date, the Administrative Claim Bar Date or the Rejection Claim Bar Date, and as to which no objection or other challenge to the allowance thereof has been timely Filed, or if an objection or challenge has been timely Filed, such Claim is allowed by a Final Order; or (b) for which a proof of claim is not filed and that has been listed in the Schedules of Assets and Liabilities and is not listed as disputed, contingent, or unliquidated; or (c) that is deemed allowed by the terms of the Plan; or (2) with respect to any Equity Interest, such Equity Interest is reflected as outstanding in the stock transfer ledger or similar register or record of the Debtor on the Petition Date. For purposes of determining the amount of an Allowed Claim (other than a Claim specifically Allowed under the Plan), there shall be deducted therefrom an

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amount equal to the amount of any Claim that the Debtor may hold against the Creditor under 11 U.S.C. § 553. Notwithstanding anything to the contrary in the Plan, the Debtor may, in its discretion, treat a Claim as an Allowed Claim to the extent it is allowed by an Order that is not a Final Order.

“Approved Budget” means the Budget agreed to by the Debtor and the Post-Petition Lender and attached as Exhibit A to the Post-Petition Note (as may be amended or otherwise modified from time to time pursuant to the terms of the Post-Petition Financing Order).

“Available Cash” means all of the Cash held by the Reorganized Debtor including Cash deposited or held in the Distribution Reserve on account of disputed or undetermined Administrative Claims, Priority Tax Claims, Priority Unsecured Non-Tax Claims, General Unsecured Claims, and Intercompany Claims to the extent that those Claims are disallowed in whole or in part after the Effective Date, less the Distribution Reserve.

“Avoidance Actions” means any and all rights, claims, and causes of action arising under any provision of Chapter 5 of the Bankruptcy Code.

“Ballot” means the form of ballot which the Debtor will transmit to Creditors who are, or may be, entitled to vote on the Plan.

“Bankruptcy Case” means In re Wave Systems Corporation., Case No. 16-10284 in the United States Bankruptcy Court for the District of Delaware, and as applicable, the Chapter 11 Case and/or the Chapter 7 Case.

“Bankruptcy Code” means the Bankruptcy Reform Act of 1978, as amended, Title 11, United States Code, as applicable to this Bankruptcy Case.

“Bankruptcy Court” means the United States Bankruptcy Court for the District of Delaware, together with the District Court as to matters as to which the reference is withdrawn under 11 U.S.C. § 157(d).

“Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure.

“Beneficial Interest” means an interest that entitles the holder thereof to a Distribution in accordance with the Distribution Trust Agreement.

“Beneficiary” means the holder of a Beneficial Interest, whether individually or as agent on behalf of other entities.

“Business Day” means any day other than a Saturday, Sunday, or a “legal holiday” (as defined in Bankruptcy Rule 9006(a)).

“Cash” means Cash, wire transfer, certified check, cash equivalents and other readily marketable securities or instruments, including, without limitation, readily marketable direct obligations of the United States of America, certificates of deposit issues by banks, and commercial paper of any Person, including interest accrued or earned thereon.

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“Cash Consideration” means $6,875,000, payable by the Plan Sponsor on the Effective Date, which amount is inclusive of the Enhanced Deposit.

“Chapter 7 Case” means the Bankruptcy Case of the Debtor under Chapter 7 of the Bankruptcy Code.

“Chapter 7 Trustee” means David W. Carickhoff, in his capacity as the chapter 7 trustee of the Debtor in the Chapter 7 Case.

“Chapter 11 Case” means the Bankruptcy Case of the Debtor under Chapter 11 of the Bankruptcy Code.

“Chapter 11 Trustee” means David W. Carickhoff, in his capacity as the chapter 11 trustee of the Debtor in the Chapter 11 Case.

“Charter Documents” means the articles of certificate of incorporation and the bylaws of the Debtor or Reorganized Debtor, as applicable, and any amendments to the foregoing.

“Claim” has the meaning assigned to such term by section 101(5) of the Bankruptcy Code.

“Claim Objection Deadline” means the first Business Day that is 180 days after the Effective Date, as may be extended by order of the Bankruptcy Court.

“Class” means one of the classes of Claims or Equity Interests defined in Article III of the Plan.

“Clerk” means the Clerk of the Bankruptcy Court.

“Closing” means the closing of the transactions contemplated under Article VI of the Plan.

“Confirmation Date” means the date upon which the Clerk of the Bankruptcy Court enters the Confirmation Order on the docket of the Bankruptcy Court.

“Confirmation Hearing” means the hearing held by the Bankruptcy Court pursuant to section 1128 of the Bankruptcy Code to consider confirmation of this Plan, as such hearing may be adjourned or continued from time to time.

“Confirmation Order” means the Order of the Bankruptcy Court approving and confirming the Plan in accordance with the provisions of Chapter 11 of the Bankruptcy Code.

3

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“Creditor” means any person that holds a Claim against the Debtor that arose on or before the Effective Date, or a Claim against the Debtor of any kind specified in sections 502(f), 502(g), 502(h) or 502(i) of the Bankruptcy Code.

“Cure Amount” means the amount of Cash required to cure defaults necessary to assume an Executory Contract under 11 U.S.C. § 365(b) as determined by the Bankruptcy Court or pursuant to any agreement among the Reorganized Debtor and the other party(ies) to the Executory Contract and as listed in the Schedule of Assumed Contracts and Unexpired Leases

“Cure Amount Objection Bar Date” means [                    ].

“Debtor” means Wave Systems Corp. a Delaware corporation and a debtor in the Bankruptcy Case.

“Disallowed Claim” means a Claim, or any portion thereof, that (a) has been disallowed by either a Final Order or pursuant to a settlement, or (b)(i) is listed in the Schedules of Assets and Liabilities at zero or as contingent, disputed or unliquidated, including by amendment hereby of such Schedules of Assets and Liabilities, and (ii) as to which a bar date has been established but no proof of claim has been filed or deemed timely filed with the Bankruptcy Court pursuant to either the Bankruptcy Code, any Final Order, or applicable law, or which is not deemed allowed by the terms of the Plan.

“Disclosure Statement” means the Disclosure Statement for the Plan of Reorganization of Wave Systems Corp. dated June     , 2016, filed by the Proponents with the Bankruptcy Court, as may be amended or supplemented.

“Disclosure Statement Approval Date” means the date the Order Approving Disclosure Statement is entered on the docket of the Bankruptcy Case.

“Disputed Claim” means a Claim as to which a proof of claim or interest has been Filed or deemed Filed under applicable law, as to which an objection has been or may be timely Filed and which objection, if timely Filed, has not been withdrawn on or before any date fixed for Filing such objections by the Plan or Order of the Bankruptcy Court and has not been overruled or denied by a Final Order. Prior to the time that an objection has been or may be timely Filed, for the purposes of the Plan, a Claim shall be considered a Disputed Claim to the extent that: (i) the amount of the Claim specified in the proof of claim exceeds the amount of any corresponding Claim in the Schedules of Assets and Liabilities to the extent of such excess; (ii) no corresponding Claim has been scheduled in the Schedules of Assets and Liabilities; or (iii) the Claim has been scheduled in the Schedules of Assets and Liabilities as contingent, disputed or unliquidated or in the amount of $0.

“Disputed Cure Amount” means, with respect to an Executory Contract for which a Proof of Cure Claim is filed, the amount that the counterparty to such Executory Contract asserts is necessary to assume such Executory Contract under 11 U.S.C. § 365(b).

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“Distribution” means, except as otherwise provided in the Plan, the property required by the Plan to be distributed to the holders of Allowed Claims.

“Distribution Date” means any date that a Distribution is made under the Plan or the Distribution Trust Agreement.

“Distribution Record Date” means the Confirmation Date.

“Distribution Reserve” means a reserve established to hold, in one or more segregated accounts to be established by the Debtor, Cash equal to the aggregate of (a) Cash that would have been distributed on the Distribution Date on account of Disputed or undetermined (i) Administrative Claims had they been Allowed Claims, provided that with respect to Administrative Claims for which applications for compensation of professionals or other periods retained or to be compensated pursuant to sections 327, 328, 330, 331 and 503(b) of the Bankruptcy Code are or will be pending but are then undetermined, the amount of Cash deposited shall be the amount sought by such persons or the maximum amount such persons indicate that they intend to apply for, and provided that with respect to Administrative Claims for which applications for compensation of the Chapter 7 Trustee or the Chapter 11 Trustee are or will be pending but are then undetermined, the amount of Cash deposited shall be the amount sought by such persons or the maximum amount such persons indicate that they intend to apply for, (ii) Priority Unsecured Non-Tax Claims, (iii) Secured Claims, (iv) General Unsecured Claims, (v) Intercompany Claims and (v) Equity Interests , plus (b) accrued interest on all Cash in the Distribution Reserve, plus (c) Cash in the amount of all taxes previously incurred by the Debtor (and not paid or otherwise provided for under the Plan) and all taxes and professional fees estimated to be incurred by the Reorganized Debtor, including professional fees of the Reorganized Debtor; plus (d) Cash in the amount of all estimated costs and expenses of effectuating the actions and duties of the Distribution Trustee, including under Articles VI and XIII of the Plan.

“Distribution Trust” means the trust established under the Plan and the Distribution Trust Agreement.

“Distribution Trust Account” means the segregated interest bearing account established by the Distribution Trust into which shall be deposited (a) the Distribution Trust Fund, (b) the proceeds of the Distribution Trust Actions, and (c) the proceeds of the liquidation of all other Distribution Trust Assets.

“Distribution Trust Actions” means the Avoidance Actions and Estate Actions held by the Debtor and/or the Estate on the Effective Date, except for any cause of action against the Protected Action Parties, and transferred to the Distribution Trust at the Closing.

“Distribution Trust Agreement” means the trust agreement that establishes the Distribution Trust and governs the powers, duties, and responsibilities of the Distribution Trustee. The Distribution Trust Agreement shall be part of the Plan Supplement.

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“Distribution Trust Assets” means, collectively, (a) the Distribution Trust Actions, (b) the Distribution Trust Fund, and (c) the SED Patents, subject to the License.

“Distribution Trust Available Cash” means the cash on deposit in the Distribution Trust Account at any time, less the Distribution Trust Operating Reserve.

“Distribution Trust Fund” means the Cash Consideration less any amounts paid by the Debtor on the Effective Date.

“Distribution Trust Operating Expenses” means the reasonable costs and expenses, including professional fees, of the Distribution Trustee in administering the Distribution Trust.

“Distribution Trust Operating Reserve” means such reserve of Cash determined from time to time by the Distribution Trustee pursuant to the Distribution Trust Agreement to be reasonably necessary to pay Distribution Trust Operating Expenses, including (a) the unpaid liabilities, debts, or obligations of the Distribution Trust; (b) the fees and expenses of the Distribution Trustee; (c) all fees and expenses of professionals retained by the Distribution Trust; and (d) any and all other costs associated with the liquidation or preservation of the Distribution Trust Assets.

“Distribution Trustee” means the Person appointed to administer the Distribution Trust with such rights, duties, and obligations as set forth in the Distribution Trust Agreement.

“District Court” means the United States District Court for the District of Delaware.

“Effective Date” means the first Business Day following the Confirmation Date on which (a) the Confirmation Order is not stayed, (b) all conditions to the effectiveness of the Plan have been satisfied or waived as provided in the Plan, and (c) the Reorganized Debtor has Filed a notice of the Effective Date.

“Enhanced Deposit” means Cash paid by the Plan Sponsor in the amount of $3,800,000, on April 4, 7, and 12, 2016, to the Chapter 7 Trustee and subsequently held by the Chapter 11 Trustee.

“Equity Interest” means any interest in the Debtor represented by ownership of common or preferred stock, including, to the extent provided by applicable law, any purchase right, warrant, stock option or other equity or debt security (convertible or otherwise) evidencing or creating any right or obligation to acquire or issue any of the foregoing.

“Equity Trading Order” means the Final Order Establishing Notification and Hearing Procedures for Trading in Equity Securities (Doc. No. 127).

“Estate” means the estate created upon the filing of the Bankruptcy Case pursuant to section 541 of the Bankruptcy Code, together with all rights, claims and interests appertaining thereto.

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“Estate Actions” means causes of actions held by the Estate.

“Estate Property” means all right, title, and interest in and to any and all property of every kind or nature owned by the Debtor or its Estate on the Effective Date as defined by 11 U.S.C. § 541.

“Estimated Professionals Amount” means the fees and expenses payable to Estate professionals under the Approved Budget, but not drawn under Post-Petition Note, and estimated by the Chapter 11 Trustee, in good faith, to be likely to be approved by Court order and payable to such Estate professionals.

“Estimated Liabilities Amount” means Ordinary Course Liabilities under the Approved Budget, but not drawn under Post-Petition Note, and estimated by the Chapter 11 Trustee, in good faith, to be likely payable to such Ordinary Course Creditors.

“Executory Contracts” means executory contracts and unexpired leases as such terms are used in 11 U.S.C. § 365, including all operating leases, capital leases, and contracts to which the Debtor is a party or beneficiary on the Confirmation Date.

“File or Filed” means a request for relief encompassed within a pleading or other document is Filed when and on such date as such pleading or other document is entered on the docket of the Bankruptcy Court in this Bankruptcy Case. A proof of claim is Filed when and on such date as such proof of claim is entered on the claims register in this Bankruptcy Case.

“Final Borrowing Notice” means the final borrowing notice provided for under the Post-Petition Financing Order and Post-Petition Note, which shall include the Estimated Professionals Amount, the Estimated Liabilities Amount and any amounts under 28 U.S.C. § 1930 estimated to be incurred through the Effective Date, but not to exceed amounts provided for under the Approved Budget.

“Final Order” means an order or judgment which has not been reversed, stayed, modified, or amended and as to which the time for appeal has expired and no stay has been obtained.

“Financing Consideration” means the consideration payable by the Plan Sponsor to pay off the Allowed Post-Petition Lender Financing Claim, which may be reduced on a dollar-for-dollar basis to reflect the amount of Allowed Post-Petition Lender Financing Claim exchanged for New Equity pursuant to the Subscription Option. For the avoidance of doubt, the Plan Sponsor and the Post-Petition Lender, to the extent they are both the same entity, may agree to satisfy the Allowed Post-Petition Lender Financing Claim without having to fund actual Cash from the Plan Sponsor to the Post-Petition Lender.

“General Bar Date” means the deadline for filing proofs of claim established by the Bankruptcy Court as [            ], 2016 at 4:00 p.m. prevailing Eastern time.

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“General Unsecured Claim” means a Claim other than an Administrative Claim, a Priority Unsecured Non-Tax Claim, a Priority Tax Claim, or an Intercompany Claim.

“Governmental Unit” means United States; State; Commonwealth; District; Territory; municipality; department, agency, or instrumentality of the United States (but not a U.S. trustee while serving as a trustee in a case under title 11 of the United States Code), a State, a Commonwealth, a District, a Territory, or a municipality; or other domestic government.

“Insider” has the meaning set forth in section 101(31) of the Bankruptcy Code.

“Intercompany Claim” means a Claim held by, asserted by, or assertable by any former or present affiliate of the Debtor, other than an Administrative Claim, a Priority Unsecured Non-Tax Claim, or a Priority Tax Claim.

“Interest Holder” means any record or beneficial holder or owner of an Equity Interest.

“IP” means intellectual property, including, without limitation, the following: (i) all patents and patent applications, domestic or foreign, all licenses relating to any of the foregoing and all income and royalties with respect to any licenses, all rights to sue for past, present or future infringement thereof, all rights arising therefrom and pertaining thereto and all reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof; (ii) all copyrights and applications for copyright, domestic or foreign, together with the underlying works of authorship (including titles), whether or not the underlying works of authorship have been published and whether said copyrights are statutory or arise under the common law, and all other rights and works of authorship, all computer programs, computer databases, computer program flow diagrams, source codes, object codes and all tangible property embodying or incorporating any copyrights, all licenses relating to any of the foregoing and all income and royalties with respect to any licenses, and all other rights, claims and demands in any way relating to any such copyrights or works, including royalties and rights to sue for past, present or future infringement, and all rights of renewal and extension of copyright; (iii) all state (including common law), federal and foreign trademarks, service marks and trade names, and applications for registration of such trademarks, service marks and trade names, all licenses relating to any of the foregoing and all income and royalties with respect to any licenses, whether registered or unregistered and wherever registered, all rights to sue for past, present or future infringement or unconsented use thereof, all rights arising therefrom and pertaining thereto and all reissues, extensions and renewals thereof; (iv) all trade secrets, trade dress, trade styles, logos, other source of business identifiers, mask-works, mask-work registrations, mask-work applications, software, confidential and proprietary information, customer lists, license rights, advertising materials, operating manuals, methods, processes, know-how, algorithms, formulae, databases, quality control procedures, product, service and technical specifications, operating, production and quality control manuals, sales literature, drawings, specifications, blue prints, descriptions, inventions, name plates, catalogs, internet websites, and internet domain names and associated URL addresses; (v) the entire goodwill of or associated with the businesses now or hereafter conducted by the Debtor connected with and symbolized by any of the aforementioned properties and assets; and (vi) all accounts, payment intangibles, commercial tort claims and other rights to payment, all other proprietary rights or other intellectual or other similar property, and all other general intangibles associated with or arising out of any of the aforementioned properties and assets and not otherwise described above, and all proceeds of any IP.

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“License” means a license on the terms and conditions provided for on Exhibit 1 to this Glossary.

“Lien” means a charge against or interest in property to secure payment of a debt or performance of an obligation which has not been avoided or invalidated under any provision of the Bankruptcy Code or other applicable law.

“New Equity” means the all of the equity interest in the Reorganized Debtor, issued on the Effective Date, to the Plan Sponsor, and to the Post-Petition Lender under and subject to the Subscription Option, in the total amount of 1,000 shares, free and clear of all Liens, Claims and encumbrances of any kind, except as provided in the Plan.

“Objection to Cure Amount” means the document filed in the Bankruptcy Court by a counterparty to an Executory Contract required in the event that such counterparty disputes the Cure Amount identified in the Schedule of Assumed Contracts and Unexpired Leases.

“Ordinary Course Creditor(s)” means a Creditor with an Ordinary Course Liability.

“Ordinary Course Liability” means an Administrative Claim (other than a Professional Compensation Claim or an Administrative Tax Claim) based on liabilities incurred in the ordinary course of the Debtor’s business operations solely to the extent provided for in the Approved Budget.

“Person” means an individual, a corporation, a partnership, an association, a joint stock company, a joint venture, an estate, a trust, an unincorporated association or organization, a governmental unit or any agency or subdivision thereof or any other entity, and the Protected Parties.

“Petition Date” means February 1, 2016, the date on which the Debtor filed its voluntary Chapter 7 petition commencing the Bankruptcy Case.

“Plan” means this Plan of Reorganization of the Debtor, as it may be amended or modified.

“Plan Consideration” means the Cash Consideration and the Financing Consideration.

“Plan Documents” means, collectively, those material documents executed or to be executed in order to consummate the transactions contemplated under the Plan, which will be filed with the Bankruptcy Court on or before [            ], 2016, including the Distribution Trust Agreement and any other documents that make up the Plan Supplement.

“Post-Petition Financing” means the post-petition financing provided by the Post-Petition Lender pursuant to the Post-Petition Financing Order

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“Post-Petition Financing Order” means the interim financing order (Doc. No. 150), and the final financing order (Doc. No. [                    ]).

“Post-Petition Lender” means ESW Capital, LLC, in its capacity as post-petition lender under the Post-Petition Note.

“Post-Petition Lender Financing Claim” means the Administrative Claim of the Post-Petition Lender under the Post-Petition Note. The Post-Petition Lender Financing Claim is Allowed in full.

“Post-Petition Note” means the Senior Secured Super-Priority Post-Petition Financing Note, dated as of May 26, 2016, by and between the Debtor and the Post-Petition Lender and approved under the Post-Petition Financing Order, as amended, supplemented or otherwise modified.

“Plan Sponsor” means ESW Capital, LLC or an affiliate, in such capacity.

“Plan Supplement” means, collectively, any such documents as are referenced as such in this Plan to be Filed hereafter to supplement or clarify aspects of the Plan.

“Plan Supplement Deadline” means five (5) business days before the Plan confirmation hearing.

“Post-Confirmation Service List” means the list of those parties who have notified the Reorganized Debtor in writing, at or following the Confirmation Hearing, of their desire to receive electronic notice of all pleadings filed by the Reorganized Debtor and have provided the e-mail address to which such notices shall be sent.

“Priority Unsecured Non-Tax Claim” means any Claim (other than an Administrative Claim, Priority Tax Claim or an Intercompany Claim) to the extent entitled to priority in payment under section 507(a) of the Bankruptcy Code.

“Priority Tax Claim” means any Claim held by a Governmental Unit entitled to priority in payment under section 507(a)(8) of the Bankruptcy Code.

“Pro Rata Share” means as to a particular holder of a particular Claim, the ratio that the amount of such Claim held by such Claimholder bears to the aggregate amount of all Claims in the particular Class or category. Such ratio shall be calculated as if all Claims in the particular Class or category asserted against Debtor are Allowed Claims as of the Effective Date, unless specifically provided otherwise in the Plan.

“Professional” means a professional employed in the Bankruptcy Case pursuant to Final Order under sections 327, 328, 363, or 1103 of the Bankruptcy Code; provided that for the purposes of any bar dates, duties or other requirements imposed by the Plan (as distinguished from benefits or rights provided by or pursuant to the Plan), any professional not so employed in

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the Bankruptcy Case, but asserting any right or claim like a Professional on account of any service for or engagement by any foreign representative or foreign proceeding, shall have to comply with such same bar dates, duties and requirements as a Professional as one condition precedent to seeking any standing in the Bankruptcy Case, any Allowance of any Claim or any other right under the Plan like a Professional, with the Reorganized Debtor and other parties in interest reserving all other challenges and defenses thereto.

“Professional Compensation Claim” means a Claim for compensation or reimbursement of expenses of a Professional retained in the Bankruptcy Case or any Chapter 11 trustee, and requested in accordance with the provisions of 11 U.S.C. §§ 326, 327, 328, 330, 331, 503(b) and 1103; provided that for the purposes of any Claim asserted by any professional not so employed in the Bankruptcy Case, but asserting any Claim like a Professional on account of any service for or engagement by any foreign representative or foreign proceeding, the holder of such Claim shall have to comply with the same bar dates, duties and requirements as the holder of a Professional Compensation Claim as one condition precedent to seeking any standing or treatment as such, with the Reorganized Debtor and other parties in interest reserving all other challenges and defenses thereto.

“Protected Action Parties” (each one, a “Protected Action Party”) means any and all customers, vendors and employees of the Debtor, unless otherwise expressly designated in writing by the Plan Sponsor or Reorganized Debtor in its sole discretion.

“Proponents” means the Plan Sponsor and the Debtor, in their capacity as proponents of the Plan.

“Protected Parties” (each one, a “Protected Party”) means (a) the Debtor; (b) the Chapter 11 Trustee; (c) the Chapter 7 Trustee; (d) the Reorganized Debtor; (e) the Distribution Trust; (f) the Distribution Trustee; (g) the Plan Sponsor and its affiliates; (h) the Post-Petition Lender; and (i)directors, officers, agents, attorneys, accountants, consultants, equity holders, financial advisors, investment bankers, professionals, experts, and employees of any of the foregoing, in their respective capacities as such. Any affiliate or other party related to any Protected Party shall also be a Protected Party to the extent that such affiliate or related party is alleged or charged to be directly or indirectly liable on any derivative, vicarious liability, alter ego or other theory for imposing liability on an affiliate or related party for the conduct or liability of the Protected Party. For the avoidance of doubt, the target of any Distribution Trust Avoidance Action shall not be, and is not, a Protected Party.

“Qualified Ordinary Course Creditor” means of the Ordinary Course Creditors, the Post-Petition Lender.

“Rejection Claim Bar Date” means either (as applicable) (i) in respect to Executory Contracts rejected pursuant to a revocation notice filed pursuant to Section 8.3(b) of the Plan, the date that is thirty (30) days after the filing of such revocation notice, or (ii) as to all other Executory Contracts, the date that is thirty (30) days after the Effective Date.

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“Released Parties” (each one, a “Released Party”) means (a) the Chapter 11 Trustee; (b) the Chapter 7 Trustee; (c) the Reorganized Debtor; (d) the Distribution Trust; (e) the Distribution Trustee; (f) the Plan Sponsor and its affiliates; (g) the Post-Petition Lender; and (i) directors, officers, agents, attorneys, accountants, consultants, equity holders, financial advisors, investment bankers, professionals, experts, and employees of any of the foregoing, in their respective capacities as such. Any affiliate or other party related to any Released Party shall also be a Released Party to the extent that such affiliate or related party is alleged or charged to be directly or indirectly liable on any derivative, vicarious liability, alter ego or other theory for imposing liability on an affiliate or related party for the conduct or liability of the Released Party. For the avoidance of doubt, the target of any Distribution Trust Avoidance Action shall not be, and is not, a Released Party solely as to such Distribution Trust Avoidance Action.

“Reorganized Debtor” means the Debtor as it exists after the Effective Date.

“Rights of Action” means any and all claims, debts, demands, rights, defenses, actions, causes of action, suits, contracts, agreements, obligations, accounts, defenses, offsets, powers, privileges, licenses and franchises of any kind or character whatsoever, known or unknown, suspected or unsuspected, whether arising before, on, or after the Petition Date, in contract or in tort, at law or in equity, or under any other theory of law, of the Debtor or its Estate.

“Schedule of Assumed Contracts and Unexpired Leases” means the schedule identifying the Executory Contracts and Unexpired Leases to be assumed by the Reorganized Debtor under the Plan. The Schedule of Assumed Contracts and Unexpired Leases is attached as Exhibit B to the Plan.

“Schedules of Assets and Liabilities” means the Debtor’s Schedules of Assets and Liabilities, as may be amended or supplemented, and filed with the Bankruptcy Court in accordance with section 521(a)(1) of the Bankruptcy Code, including as amended by the Plan or any Plan Supplement.

“Secured Claim” means a claim secured by the Debtor’s assets, except for the Allowed Post-Petition Lender Financing Claim.

“SED Patents” means the United States patents bearing the patent numbers 7036020 and 7426747.

“Segregated Account” means segregated account(s) established by the Chapter 11 Trustee, and after the Effective Date held by the Distribution Trust to hold the Estimated Professionals Amount and Estimated Liabilities Amount.

“Subordinated Claim” means any Claim subject to subordination under section 510(b) of the Bankruptcy Code, including, but not limited to, any Claim resulting from or related to the Shareholder Lawsuit.

“Subscription Option” means the ability of the Qualified Ordinary Course Creditor to, at its option, exchange a total of up to $1,800,000 of its Allowed Post-Petition Lender Financing

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Claim for up to a total of 600 shares of New Equity at a rate of $3,000 of its Allowed Post-Petition Lender Financing Claim for one (1) share of New Equity. The Plan Sponsor reserves the right to modify the Subscription Option, provided that (i) no such modification shall adversely the Plan treatment of other creditors and (ii) such modification is approved by the Post-Petition Lender.

“Treasury Regulations” means the regulations promulgated under the Internal Revenue Code by the Department of the Treasury of the United States.

“U.S. Trustee” means the Office of the United States Trustee for Region 3.

“Voting Record Date” means July     , 2016

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EXHIBIT 1

to the Glossary of Defined Terms

(a)	Licensor, on behalf of itself and its affiliates, grants to ESW Capital, LLC and the ESW Affiliates (the “Licensee Parties”), their contractors, vendors and suppliers (but only in their capacity as contractors, vendors and suppliers for or on behalf of Licensee Parties), and their customers (whether direct or indirect) and resellers (but only to the extent of their capacity as customers, and resellers of Licensee Offerings), an irrevocable, non-royalty bearing, fully paid-up, non-exclusive, non-sublicensable, nontransferable, worldwide license, under the Licensed Patents to practice, design, make, have made, copy, operate, have operated, use, sell, license (Licensee Offerings but not Licensed Patents), offer to sell or license, import, and otherwise dispose of any and all Licensee Offerings, and to practice any process or method claimed in any of the Licensed Patents for Licensee Offerings. An ESW Affiliate means an entity that controls, is controlled by or is under common control with ESW Capital, LLC.

(b)	The liabilities incurred by an entity prior to such entity meeting the definition of an ESW Affiliate are not immunized by the fact that the entity has become an ESW Affiliate. However, upon becoming an ESW Affiliate the activities, products and services of the ESW Affiliate from that point forward shall be covered by the license set forth herein.

(c)	If, after the Effective Date, a Licensee Party spins off an ESW Affiliate (either by disposing of it to a third party or in some other manner reducing ownership or control so that the spun-off entity is no longer an ESW Affiliate) (an” ESW Affiliate Spin Off’); then the Licensee Party, shall have the right to partially assign the license granted hereunder to an ESW Affiliate Spin Off in respect to such Licensee Offerings owned by the applicable ESW Affiliate at the time of the spin-off, and the license granted to such spun-off entity will continue (subject to the terms of this Agreement) as to only those Licensee Offerings owned by such spun-off ESW Affiliate at the time of the spin-off and any future upgrades or enhancements thereto (the “ESW Affiliate Products”). For purposes of this provision, any unaffiliated third-party to whom an ESW Affiliate is spun-off or otherwise disposed of shall be considered a “Purchaser.” In no event shall any license, immunities and other rights following such ESW Affiliate Spin Off apply to or cover Purchaser, including but not limited to any Purchaser products or services (other than the portion that constitutes ESW Affiliate Products).

(d)	“Licensee Offering” means any past, present or future technology, specification, platform or any other product or service that is sold, licensed (but not Licensed Patents), offered, imported, exported or otherwise provided by Licensee Parties.

1